                                                                    EXHIBIT 4.13

                                CREDIT AGREEMENT

                                     among

                             THE WISER OIL COMPANY,
                                  as Borrower,

                          NATIONSBANK OF TEXAS, N.A.,
                                    as Agent

                                      and

                    The Financial Institutions Listed on the
                        Signature Pages Hereto, as Banks


                                  $150,000,000



                                     dated

                               December 23, 1997

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I
                                 TERMS DEFINED


SECTION 1.1.    Definitions................................................  -1-
SECTION 1.2.    Accounting Terms and Determinations........................ -16-
SECTION 1.3.    Petroleum Terms............................................ -17-

                                   ARTICLE II
                                   THE CREDIT

SECTION 2.1.    Commitments................................................ -17-
SECTION 2.2.    Method of Borrowing (including Refunding Borrowings)....... -20-
SECTION 2.3.    Method of Obtaining Letters of Credit...................... -20-
SECTION 2.4.    Notes...................................................... -21-
SECTION 2.5.    Refunding of Eurodollar Advances........................... -21-
SECTION 2.6.    Interest Rates............................................. -21-
SECTION 2.7.    Mandatory Termination of Commitments....................... -22-
SECTION 2.8.    Voluntary Reduction of  Commitments........................ -22-
SECTION 2.9.    Commitment Fee............................................. -22-
SECTION 2.10.   Agency Fee................................................. -22-

                                  ARTICLE III
                                 BORROWING BASE

SECTION 3.1.    Reserve Report; Proposed Borrowing Base.................... -22-
SECTION 3.2.    Determination of Borrowing Base............................ -23-
SECTION 3.3.    Borrowing Base Deficiency.................................. -23-
SECTION 3.4.    Initial Borrowing Base..................................... -23-
SECTION 3.5.    Procedure for Determining Borrowing Base................... -24-

                                   ARTICLE IV
                               GENERAL PROVISIONS

SECTION 4.1.    Delivery and Endorsement of Notes.......................... -24-
SECTION 4.2.    General Provisions as to Payments.......................... -24-
SECTION 4.3.    Computation of Interest.................................... -25-
SECTION 4.4.    Overdue Principal and Interest............................. -25-
SECTION 4.5.    Limitation on Number of Eurodollar Advances................ -25-

                                   ARTICLE V
                            CHANGE IN CIRCUMSTANCES

SECTION 5.1.    Increased Cost and Reduced Return.......................... -25-
SECTION 5.2.    Limitation on Types of Advances............................ -26-
SECTION 5.3.    Illegality................................................. -27-
SECTION 5.4.    Treatment of Advances...................................... -27-
SECTION 5.5.    Compensation............................................... -27-
SECTION 5.6     Taxes...................................................... -28-
SECTION 5.7.    Discretion of Banks as to Manner of Funding................ -29-

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

SECTION 6.1.    Conditions to Initial Borrowing and Participation in
                Letter of Credit Exposure.................................. -29-
SECTION 6.2.    Conditions to Each Borrowing and Participation in Letter of
                Credit Exposure............................................ -31-
SECTION 6.3.    Materiality of Conditions.................................. -32-

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

SECTION 7.1.    Existence and Power........................................ -32-
SECTION 7.2.    Necessary Authorization; Contravention..................... -32-
SECTION 7.3.    Binding Effect............................................. -33-
SECTION 7.4.    Financial Information...................................... -33-
SECTION 7.5.    Litigation................................................. -33-
SECTION 7.6.    ERISA...................................................... -33-
SECTION 7.7.    Taxes and Filing of Tax Returns............................ -34-
SECTION 7.8.    Ownership of Properties Generally.......................... -34-
SECTION 7.9.    Mineral Interests.......................................... -34-
SECTION 7.10.   Material Agreements........................................ -35-
SECTION 7.11.   Licenses, Permits, Etc..................................... -35-
SECTION 7.12.   Compliance with Law........................................ -35-
SECTION 7.13.   Full Disclosure............................................ -35-
SECTION 7.14.   Corporate Structure........................................ -35-
SECTION 7.15.   Environmental Matters...................................... -36-
SECTION 7.16.   Burdensome Obligations..................................... -36-
SECTION 7.17.   Fiscal Year................................................ -36-
SECTION 7.18.   No Default................................................. -36-
SECTION 7.19.   Government Regulation...................................... -36-
SECTION 7.20.   Insider.................................................... -37-
SECTION 7.21.   Gas Balancing Agreements and Advance Payment Contracts..... -37-
SECTION 7.22.   Existing Credit Agreement.................................. -37-

                                  ARTICLE VIII
                             AFFIRMATIVE COVENANTS

SECTION 8.1.    Information................................................ -37-
SECTION 8.2.    Business of Borrower....................................... -39-
SECTION 8.3.    Maintenance of Existence................................... -39-
SECTION 8.4.    Right of Inspection........................................ -39-
SECTION 8.5.    Maintenance of Insurance................................... -39-
SECTION 8.6.    Payment of Taxes and Claims................................ -40-
SECTION 8.7.    Compliance with Laws and Documents......................... -40-
SECTION 8.8.    Operation of Properties and Equipment...................... -40-
SECTION 8.9.    Environmental Law Compliance............................... -40-
SECTION 8.10.   ERISA Reporting Requirements............................... -41-
SECTION 8.11.   Additional Documents....................................... -42-
SECTION 8.12.   Subsidiary Guarantees...................................... -42-

                                   ARTICLE IX
                               NEGATIVE COVENANTS

SECTION 9.1.    Incurrence of Debt......................................... -42-
SECTION 9.2.    Restrictions on Distributions.............................. -42-
SECTION 9.3.    Negative Pledge............................................ -43-
SECTION 9.4.    Consolidations, Mergers.................................... -43-
SECTION 9.5.    Asset Dispositions......................................... -43-
SECTION 9.6.    Use of  Proceeds........................................... -43-
SECTION 9.7.    Investments................................................ -43-
SECTION 9.8.    Transactions with Affiliates............................... -43-
SECTION 9.9.    ERISA...................................................... -43-
SECTION 9.10.   Hedge Transactions......................................... -44-
SECTION 9.11.   Fiscal Year................................................ -44-
SECTION 9.12.   Capital Stock of Subsidiaries.............................. -44-

                                   ARTICLE X
                              FINANCIAL COVENANTS

SECTION 10.1.   Current Ratio of Borrower.................................. -45-
SECTION 10.2.   Ratio of Consolidated Funded Debt to Consolidated
                Total Capital of Borrower.................................. -45-
SECTION 10.3.   Consolidated Interest Coverage Ratio....................... -45-

                                   ARTICLE XI
                                    DEFAULTS

SECTION 11.1.   Events of Default.......................................... -45-

                                  ARTICLE XII
                                     AGENT

SECTION 12.1.   Appointment, Powers, and Immunities........................ -47-
SECTION 12.2.   Reliance by Agent.......................................... -47-
SECTION 12.3.   Defaults................................................... -48-
SECTION 12.4.   Rights as Bank............................................. -48-
SECTION 12.5.   Indemnification............................................ -48-
SECTION 12.6.   Non-Reliance on Agent and Other Banks...................... -49-
SECTION 12.7.   Resignation of Agent....................................... -49-

                                  ARTICLE XIII
                                 MISCELLANEOUS

SECTION 13.1.   Notices.................................................... -49-
SECTION 13.2.   No Waivers................................................. -49-
SECTION 13.3.   Expenses; Indemnification.................................. -50-
SECTION 13.4.   Right of Set-off; Adjustments.............................. -51-
SECTION 13.5.   Amendments and Waivers..................................... -51-
SECTION 13.6.   Survival................................................... -51-
SECTION 13.7.   Limitation on Interest..................................... -52-
SECTION 13.8.   Invalid Provisions......................................... -52-
SECTION 13.9.   Waiver of Consumer Credit Laws............................. -52-
SECTION 13.10.  Assignments and Participations............................. -52-
SECTION 13.11.  TEXAS LAW.................................................. -54-
SECTION 13.12.  Consent to Jurisdiction; Waiver of Immunities.............. -54-
SECTION 13.13.  Counterparts; Effectiveness................................ -54-
SECTION 13.14.  No Third Party Beneficiaries............................... -54-
SECTION 13.15.  COMPLETE AGREEMENT......................................... -54-
SECTION 13.16.  WAIVER OF JURY TRIAL....................................... -55-
SECTION 13.17.  Confidentiality............................................ -55-

EXHIBIT A   NOTICE OF BORROWING
EXHIBIT B   REQUEST FOR LETTER OF CREDIT
EXHIBIT C   PROMISSORY NOTE
EXHIBIT D   THE WISER OIL COMPANY FINANCIAL OFFICER'S CERTIFICATE
EXHIBIT E   ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT F   SUBORDINATE NOTES INDENTURE

SCHEDULE 1  LITIGATION
SCHEDULE 2  CORPORATE STRUCTURE
SCHEDULE 3  EXISTING LETTERS OF CREDIT

                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT (this "Agreement") is entered into as of the 23rd day
                                  ---------
of December, 1997, among THE WISER OIL COMPANY, a Delaware corporation ("Borrower"), NATIONSBANK OF TEXAS, N.A., as Agent ("Agent"), and the financial
----------                                           -----
institutions listed on the signature pages hereto as Banks (individually a "Bank" and collectively "Banks").
 ----                    -----

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Borrower has requested that Banks provide Borrower with a revolving credit facility; and

     WHEREAS, Banks are willing to provide such credit facility upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, pursuant to Article XII of this Agreement, NationsBank of Texas,
                          -----------
N.A. has been appointed Agent for Banks hereunder.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Agent and Banks agree as follows:


                                   ARTICLE I

                                 TERMS DEFINED

      SECTION 1.1.  Definitions.  The following terms, as used herein, have the
                    -----------
following meanings:

     "Adjusted Consolidated Current Liabilities" means, for any Person at any time, the Consolidated Current Liabilities of such Person and its Consolidated Subsidiaries at such time, excluding, however, any portion of the Long Term Debt of such Person and its Consolidated Subsidiaries outstanding at such time which would otherwise be classified as a current liability on a consolidated balance sheet of such Person as of such time, prepared in accordance with GAAP. Notwithstanding the foregoing, no portion of the principal balance of the Loan shall be considered Adjusted Consolidated Current Liabilities.

     "Adjusted Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Advance for such Interest Period by (b) 1.00 minus the Reserve Requirement for such Eurodollar Advance for such Interest Period.

     "Advance" means an advance by a Bank of proceeds of the Loan. Each Advance shall either (a) bear interest at the Base Rate (in which case such Advance is a Base Rate Advance), or (b) bear interest for a specified Interest Period at a rate determined with reference to the Adjusted Eurodollar Rate (in which case such Advance is a Eurodollar Advance). Advances may be made up in whole or in part of (i) new advances of funds by a Bank to Borrower, or (ii) Refunding Advances. "Advances" means any of such Advances, collectively.

     "Advance Payment Contract" means any contract whereby Borrower or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward
                                         ---------------
payment of the purchase price of hydrocarbons produced or to be produced from Mineral Interests owned by Borrower or any of its Subsidiaries and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that, inclusion of the standard "take or pay" provision in
            -------- ----
any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

     "Affiliate" means, as to any Person, any Subsidiary of such Person, or any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to Borrower or any of its Subsidiaries, means, any director or executive officer of Borrower or any of its Subsidiaries and any Person who holds ten percent (10%) or more of the voting stock of Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership interests, or by contract or otherwise.

     "Agent" means NationsBank of Texas, N.A. in its capacity as agent for Banks hereunder or any successor thereto.

     "Agreement" means this Agreement, as the same may be further modified, amended or supplemented pursuant to Section 13.5.
                                    ------------

     "Applicable Environmental Law" means any Law affecting any real or personal property owned, operated or leased by Borrower or any Subsidiary of Borrower or any other operation of Borrower or any Subsidiary of Borrower in any way pertaining to the environment, including, without limitation, (a) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, herein referred to as "CERCLA"), (b) the Resource
                                                  ------
Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Recovery Act of 1976, as amended by the Solid Waste Disposal Act of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, herein referred to as "RCRA"), (c) the Safe Drinking
                                                  ----
Water Act, as amended, (d) the Toxic Substances Control Act, as amended, (e) the Clean Air Act, as amended, and (f) any federal, state or municipal Laws, ordinances or regulations which may now or hereafter require removal of asbestos or other hazardous wastes or impose any liability related to asbestos or other hazardous wastes. The terms "hazardous substance", "petroleum", "release" and
                              -------------------    ---------    -------
"threatened release" have the meanings specified in CERCLA, and the terms "solid
-------------------                                                        -----
waste" and "disposal" (or "disposed") have the meanings specified in RCRA;
-----       --------       --------
provided,
--------
however, in the event either CERCLA or RCRA is amended so as to broaden the
-------
meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of this Agreement; and provided further that, to the extent the Laws of the state in
               -------- ------- ----
which any real or personal property owned, operated or leased by Borrower or any Subsidiary of Borrower is located establish a meaning for "hazardous substance", "petroleum", "release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply in so far as such broader meaning is applicable to the real or personal property owned, operated or leased by Borrower or any Subsidiary of Borrower and located in such state.

     "Applicable Lending Office" means, for each Bank and for each Type of Advance, the Domestic Lending Office or Eurodollar Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Advance set forth on the signature pages hereto or such other office of such Bank (or an Affiliate of such Bank) as such Bank may from time to time specify to Agent and Borrower by written notice in accordance with the terms hereof as the office by which its Advances of such Type are to be made and maintained.

     "Applicable Margin" means, for any day, the percentage determined pursuant to the table below based on the ratio of (a) Outstanding Credit on such date, to
(b) the Borrowing Base in effect on such date:

---------------------------------------------------------------------
 Ratio of Outstanding Credit              Applicable Margin
      to Borrowing Base
---------------------------------------------------------------------
                               Base Rate Advance   Eurodollar Advance
---------------------------------------------------------------------
 less than .5 to 1                            0%                .625%
---------------------------------------------------------------------
p .5 to 1 less than .75 to 1                  0%                .875%
---------------------------------------------------------------------
p .75 to 1                                 .375%                1.25%
---------------------------------------------------------------------

     "Approved Petroleum Engineer" means DeGolyer and MacNaughton or any other reputable firm of independent petroleum engineers as shall be selected by Borrower and approved by Majority Banks; provided, however, that with respect to
                                         --------  -------
any Reserve Reports other than those required to be prepared as of January 1 of each year, Borrower's in-house staff shall also be deemed an Approved Petroleum Engineer.

     "Assignment and Acceptance Agreement" has the meaning given such term in
Section 13.10(a).
----------------

     "Authorized Officer" means, as to any Person, its Chairman, its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer, its corporate Secretary and, solely with respect to any certificate to be delivered pursuant to Section 6.1, any of its Assistant
                                            -----------
Secretaries.

     "Average Projected Daily Production" means for Borrower and its Consolidated Subsidiaries for any calendar year and with respect to a particular type of hydrocarbons (gas or oil), the quotient obtained by dividing (a) the projected production of hydrocarbons of such type by Borrower and its Consolidated Subsidiaries for such calendar year from Proved Producing Mineral Interests, determined as of the commencement of such year by Borrower in good faith and which is consistent with the production forecast for such year reflected in the Reserve Report prepared as of January 1 of such year and delivered to Banks pursuant to Section 3.1, by (b) 365.
                                        -----------

     "Bank" means any bank listed on the signature pages hereof as having a Commitment and its successors and assigns, and "Banks" shall mean all of such Banks.

     "Base Rate" means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%), or
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective automatically and without notice to Borrower or any Bank on the effective date of such change in the Prime Rate or Federal Funds Rate.

     "Base Rate Advance" means an Advance bearing interest with reference to the Base Rate.

     "Base Rate Borrowing" means any Borrowing of Base Rate Advances.

     "Borrower" means The Wiser Oil Company, a Delaware corporation.

     "Borrowing" means a borrowing hereunder consisting of Advances of the same Type and Interest Period.

     "Borrowing Base" has the meaning set forth in Section 3.2 hereof.
                                                   -----------

     "Borrowing Base Deficiency" means, as of any day, the amount, if any, by which the aggregate Outstanding Credit exceeds the Borrowing Base in effect on such day.

     "Canadian Dollar" means the lawful currency of Canada.

     "Canadian Limit" means the greater of $5,000,000 in U.S. Dollars and $5,000,000 in Canadian Dollars.

     "Change of Control" means that any Person or group (as defined in section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) shall become the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than forty percent (40%) of the total voting power of all classes of capital stock then outstanding of Borrower entitled to vote in elections of directors of Borrower.

     "Closing Date" means the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means, with respect to each Bank, the commitment of such Bank to lend its Commitment Percentage of the Loan. The amount of each Bank's Commitment is the amount set forth opposite the name of such Bank on the signature pages hereto, as such amount is reduced from time to time in accordance with the provisions hereof.

     "Commitment Fee Percentage" means, for any day, the percentage determined pursuant to the table below based on the ratio of (a) Outstanding Credit on such day, to (b) the Borrowing Base in effect on such day:


   Ratio of Outstanding
 Credit to Borrowing Base   Commitment Fee Percentage
-----------------------------------------------------
less than .75 to 1                                .25%
-----------------------------------------------------
p .75 to 1                                       .375%
-----------------------------------------------------

     "Commitment Percentage" means, with respect to each Bank, the percentage determined by dividing its Commitment by the Total Commitment.

     "Consolidated Current Assets" means, for any Person at any time, consolidated current assets of such Person and its Consolidated Subsidiaries at such time.

     "Consolidated Current Liabilities" means, for any Person at any time, the consolidated current liabilities of such Person and its Consolidated Subsidiaries at such time. Notwithstanding the foregoing, no portion of the principal balance of the Loan shall be considered Consolidated Current Liabilities.

     "Consolidated Funded Debt" means, for any Person at any time, the consolidated Debt of such Person and its Consolidated Subsidiaries at such time.

     "Consolidated Net Income" means, for any Person for any period, consolidated net earnings (after income Taxes) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

     "Consolidated Senior Funded Debt" means, at any time, the remainder of (a) Consolidated Funded Debt, minus (b) the principal outstanding under the Subordinate Notes.

     "Consolidated Subsidiary" or "Consolidated Subsidiaries" means, for any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements.

     "Consolidated Total Capital" means, for any Person as of any time, the sum of such Person's (a) consolidated liabilities at such time, plus (b) consolidated shareholder's equity at such time, in each case as such amounts would be reflected on a consolidated balance sheet of such Person as of such time prepared in accordance with GAAP.

     "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Article V hereof of a Eurodollar Advance from one Interest Period
             ---------
to the next Interest Period.

     "Conversion Date" means April 1, 1999.

     "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Article V hereof of one Type of Advance into another Type of
            ---------
Advance.

     "Debt" means, for any Person at any time, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all other indebtedness (including capitalized lease obligations, other than usual and customary oil and gas leases) of such Person on which interest charges are customarily paid or accrued, (d) all Guarantees by such Person, (e) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, (f) any amount owed by such Person representing the deferred purchase price of property or services other than accounts payable incurred in the ordinary course of business and in accordance with customary trade terms,
(g) all obligations of such Person secured by a Lien (other than Liens described in clauses (c), (d), (e), (f) and (g) of the definition of Permitted Encumbrances, securing obligations which are not delinquent (except to the extent permitted by Section 8.6)) on any property or asset owned by such Person,
                    -----------
regardless of whether the obligation secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) all liability of such Person as a general partner of a partnership for obligations of such partnership of the nature described in (a) through (g) preceding.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Determination Date" means each March 31 and September 30 commencing March 31, 1998.

     "Distribution" by any Person, means (a) with respect to any stock issued by such Person or any partnership, limited liability company or other equity interest of such Person, the retirement, redemption, purchase, or other acquisition for value of any such stock, limited liability company, partnership or other equity interest, (b) the declaration or payment of any dividend or other distribution on or with respect to any stock or any limited liability company, partnership or other equity interest of any Person, and (c) any other payment by such Person with respect to such stock or limited liability company, partnership or other equity interest.

     "Dollar Equivalent" means, with respect to an amount denominated in Canadian Dollars, the amount of U.S. Dollars required to purchase the relevant stated amount of Canadian Dollars on the date of determination. For purposes of this Agreement, the Dollar Equivalent amount of any Debt or other obligation of Borrower or any of its Subsidiaries which is denominated in Canadian Dollars shall be determined based on the Exchange Rate in effect on the date as of which the amount of such Debt is being stated or determined as the case may be.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which national banks in Dallas, Texas, are authorized by Law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to Borrower and Agent.

     "Eligible Assignee" means (i) a Bank, (ii) an Affiliate of a Bank, and
(iii) any other Person approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 13.10, Borrower, such approval
                                          -------------
not to be unreasonably withheld or delayed by Borrower and such approval to be deemed given by Borrower if no objection is received by the assigning Bank and Agent from Borrower within five (5) Domestic Business Days after notice of such proposed assignment has been provided by the assigning Bank to Borrower; provided, however, that neither Borrower nor an Affiliate of Borrower shall
--------  -------
qualify as an Eligible Assignee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business under common control with Borrower as determined under section 414(b), (c), (m) or (o) of the Code.

     "ERISA Event" means, with respect to Borrower and any ERISA Affiliate, (a) a "reportable event" as defined in section 4043 of ERISA (other than a reportable event not subject to the provision for thirty (30) days notice to the PBGC under regulations issued under section 4043 of ERISA), (b) the withdrawal of Borrower or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan under section 4041(c) of ERISA,
(d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under section 412 of the Code or section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

     "Eurodollar Advance" means an Advance bearing interest with reference to the Adjusted Eurodollar Rate. Each Eurodollar Advance having a different Interest Period shall be deemed to be a separate Eurodollar Advance.

     "Eurodollar Borrowing" means any Borrowing of Eurodollar Advances.

     "Eurodollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in deposits of U.S. Dollars) in London.

     "Eurodollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to Borrower and Agent.

     "Eurodollar Rate" means, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m. (London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. Dollars at approximately 11:00 a.m.

(London time) two (2) Eurodollar Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided,
                                                               --------
however, if more than one rate is specified on Reuters Screen LIBO Page, the
-------
applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

     "Events of Default" has the meaning set forth in Section 11.1.
                                                      ------------

     "Exchange Rate" means the rate of exchange of U.S. Dollars with Canadian Dollars as reported by the Federal Reserve Bank of New York in its 12 Noon Midpoint - New York Interbank Market -Consensus Rate on the date the Exchange Rate is to be determined (or on the immediately preceding Domestic Business Day if the Exchange Rate is to be determined on a day which is not a Domestic Business Day) for the spot purchase in the foreign exchange market of the applicable amount of U.S. Dollars with Canadian Dollars, or if such report ceases to be published, an equivalent exchange rate as selected by Agent.

     "Exhibit" refers to an exhibit attached to this Agreement and incorporated herein by reference, unless specifically provided otherwise.

     "Existing Banks" means the Banks under and as defined in the Existing Credit Agreement.

     "Existing Borrowers" means the Borrowers under and as defined in the Existing Credit Agreement.

     "Existing Credit Agreement" means that certain Credit Agreement dated as of June 23, 1994, by and among Existing Borrowers, Agent and Existing Banks, as amended by that certain (i) First Amendment to Credit Agreement dated November 29, 1995, by and among Existing Borrowers, Agent and Existing Banks, and (ii) letter agreement dated May 20, 1997, by and among Existing Borrowers, Agent and Existing Banks.

     "Existing Letters of Credit" means the letters of credit issued by NationsBank of Texas, N.A. pursuant to the Existing Credit Agreement for the account of Borrower and/or its Subsidiaries which are described on Schedule 3
                                                                   ----------
hereto.

     "Existing Subsidiaries" means T.W.O.C., Inc., a Delaware corporation

("T.W.O.C."), The Wiser Marketing Company, a Delaware corporation ("Wiser
----------                                                          -----
Marketing"), Wiser Oil Delaware, Inc., a Delaware corporation ("Wiser Oil
---------                                                       ---------
Delaware"), Le Chuza Energy Company, a Delaware corporation, Wiser Canada, Wiser
--------
Delaware LLC, a Delaware limited liability company ("Wiser LLC") and Wiser
                                                     ---------
Northern Ireland, Ltd., a Delaware corporation, which are the only subsidiaries of Borrower on the date hereof.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided, that, (a) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding

Domestic Business Day, and (b) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate charged to Agent (in its individual capacity) on such day on such transactions as determined by Agent.

     "Financial Officer" of any Person means its Chief Financial Officer or its Treasurer.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower and its Consolidated Subsidiaries, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

     "Gas Balancing Agreement" means any agreement or arrangement whereby Borrower or any of its Subsidiaries or any other party having an interest in any hydrocarbons to be produced from Mineral Interests in which Borrower or any of its Subsidiaries have a right to take more than its proportionate share of production therefrom.

     "Governmental Authority" means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States, or any state, province, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, or other similar undertakings of support or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that, the term
                                                       -------- ----
Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hedge Transaction" means a transaction pursuant to which Borrower or any of its Subsidiaries hedge the price to be received by them for future production of hydrocarbons, including price swap agreements under which Borrower or its Subsidiaries agree to pay a price for a specified amount of hydrocarbons determined by reference to a recognized market on a specified future date and the contracting party agrees to pay Borrower or its Subsidiaries a fixed price for the same or similar amount of hydrocarbons; provided, that, "Hedge
                                                --------  ----
Transaction" shall not include the purchase by Borrower or any of its Subsidiaries of any "floor" or similar transaction by means of which such Person protects itself from declining prices for its production without fixing any ceiling price for such production.

     "Immaterial Mineral Interests" has the meaning set forth in Section 7.9.
                                                                 -----------

     "Initial Reserve Report" means that certain Appraisal Report prepared as of January 1, 1997 by DeGolyer & MacNaughton containing an engineering analysis of certain of the Mineral Interests owned by Borrower and Wiser Canada, as such report has been supplemented by internally prepared engineering reports containing an analysis of certain of the Mineral Interests owned by Borrower and acquired after January 1, 1997, copies of which such reports have been provided to Banks.

     "Initial Subsidiary Guarantors" means T.W.O.C., Wiser Marketing, Wiser Oil Delaware, Wiser LLC, and Wiser Canada.

     "Interest Period" means, with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending one (1), two (2), three (3) or six (6) months thereafter as Borrower may elect in the applicable Notice of Borrowing; provided, that:
                     --------  ----

               (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

               (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month;

               (iii) if any Interest Period includes a date on which any payment of principal of the Loan which is comprised in part by such Borrowing is required to be made hereunder, but does not end on such date, then (A) the principal amount of each Eurodollar Advance required to be repaid on such date shall have an Interest Period ending on such date, and (B) the remainder of each such Eurodollar Advance shall have an Interest Period determined as set forth above; and

               (iv)  No Interest Period shall extend past the Termination Date.

     "Investment" means, with respect to any Person, any loan, advance, extension of credit, capital contribution to, investment in or purchase of the stock or other securities of, or interests in, any other Person; provided, that,
                                                                 --------  ----
"Investment" shall not include customer and trade accounts which are payable in accordance with customary trade terms, and advances made in the ordinary course of business to employees or under operating agreements, drilling contracts, exploration agreements or similar agreements.

     "Issuer" has the meaning set forth in Section 2.1(b).
                                           --------------

     "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, province, commonwealth, nation, territory, possession, county, township, parish, municipality or Governmental Authority.

     "Letter of Credit Exposure" of any Bank means such Bank's aggregate participation in the unfunded portion and the funded but unreimbursed portion of Letters of Credit outstanding at any time.

     "Letters of Credit" means letters of credit issued for the account of Borrower pursuant to Section 2.1(b).
                     --------------

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, Borrower and its Subsidiaries shall be deemed to own subject to a Lien any asset which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a reducing revolving loan in an amount up to $150,000,000 to be made to Borrower pursuant to the Commitment of each Bank in accordance with
Section 2.1 hereof.  Such Loan shall consist of Eurodollar Advances and Base
-----------
Rate Advances as Borrower may elect pursuant to Sections 2.2 and 6.2 hereof.
                                                ------------     ---

     "Loan Papers" means this Agreement, the Notes, each Subsidiary Guaranty and all other certificates, documents, or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     "Long Term Debt" means any Debt which matures more than one (1) year from the date it is incurred or which has a maturity date which can be extended solely at the option of the obligor to a date more than one (1) year from the date of its incurrence.

     "Majority Banks" means Banks holding greater than fifty percent (50%) of the Total Commitment.

     "Margin Regulations" means Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "Margin Stock" means "margin stock" as defined in Regulation U.

     "Material Adverse Change" means any circumstance or event that has had or could reasonably be expected to have a Material Adverse Effect.

     "Material Adverse Effect" means, with respect to a Person, a material adverse effect on the business, financial condition, operations or assets of such Person or any material adverse effect on such Person and its Subsidiaries taken as a whole, and shall also mean, with respect to Borrower or any Subsidiary Guarantor, a material adverse effect on Borrower's or such Subsidiary Guarantor's ability to pay and perform their debts, liabilities and obligations, generally, or to pay and perform the Obligations.

     "Material Agreement" means any material written or oral agreement, contract, commitment, or understanding to which a Person is a party, by which such Person is directly or indirectly bound, or to which any assets of such Person may be subject, which is not cancelable by such Person upon notice of thirty (30) days or less without liability for further payment other than nominal penalty.

     "Maximum Borrowing Base" means the maximum Borrowing Base in effect under this Agreement during the period commencing on the Conversion Date, and continuing until the Termination Date. The Maximum Borrowing Base shall be initially the amount of the Borrowing Base in effect on March 31, 1999; provided, that, such amount shall reduce on June 30, 1999 and on the last day of
--------  ----
each September, December, March and June thereafter until the Termination Date by an amount equal to one twelfth (1/12) of the Borrowing Base in effect on March 31, 1999.

     "Maximum Lawful Rate" means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the Loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable Laws after taking into account, to the extent required by applicable Laws, any and all relevant payments or charges under the Loan Papers. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Maximum Lawful Rate," such term shall mean the "interest rate ceiling" from time to time in effect under Chapter 1D of the Texas Credit Title, Revised Civil Statutes of Texas, 1925, as amended, substituted for or restated, or, if permitted by applicable Law and effective upon the giving of the notices required by such Chapter 1D (or effective upon any other date otherwise specified by applicable Law), the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter 1D, whichever Agent (with the approval of Majority Banks) shall elect to substitute for the "interest rate ceiling," and vice versa, each such substitution to have
                                     ---- -----
the effect provided in such Chapter 1D, and Agent (with the approval of Majority Banks) shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with such Chapter 1D.

     "Mineral Interests" means rights, estates, titles, and interests in and to oil, gas, sulphur, or other mineral leases and any mineral interests, royalty and overriding royalty interest, production payment, net profits interests, mineral fee interests, and other rights therein, including, without limitation, any reversionary or carried interests relating to the foregoing, together with rights, titles, and interests created by or arising under the terms of any unitization, communization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order, or by operation of Laws, which now or hereafter include all or any part of the foregoing.

     "NationsBank" means NationsBank of Texas, N.A., a national banking association.

     "Note" means a promissory note of Borrower, substantially in the form of Exhibit C attached hereto, payable to the order of a Bank, in the amount of such
---------
Bank's Commitment, evidencing the obligation of Borrower to repay to such Bank its Commitment Percentage of the Loan, and "Notes" means all of such Notes collectively.

     "Notice of Borrowing" has the meaning set forth in Section 2.2(a).
                                                        --------------

     "Obligations" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, or any part thereof, of Borrower or any of its Subsidiaries to any Bank arising pursuant to this Agreement, the Notes, the Letters of Credit, or the other Loan Papers, and all interest accrued thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several or joint and several.

     "Outstanding Credit" means, on any date, the sum of (a) the aggregate outstanding Letter of Credit Exposure on such date including the aggregate Letter of Credit Exposure related to Letters of Credit to be issued on such date, plus (b) the outstanding principal balance of the Loan on such date, including the amount of any Borrowing to be made on such date.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Canadian Working Capital Facility" means one or more lines of credit for senior indebtedness made available to Wiser Canada, which (a) are not in the aggregate in excess of the Canadian Limit, (b) are unsecured, and (c) do not otherwise violate this Agreement (including, without limitation, Section
                                                                     -------
9.1). The Permitted Canadian Working Capital Facility may provide for any interest rate, fees, amortization or maturity agreed to by Wiser Canada and its Canadian lenders.

     "Permitted Encumbrances" means with respect to any asset:

          (a) Liens (if any) securing the Obligations;

          (b) minor defects in title which do not secure the payment of money and otherwise have no material adverse effect on the value or operation of any material assets encumbered thereby, including, without limitation, easements, rights-of-way, servitudes, permits, surface leases, restrictions and other similar charges, encumbrances or title defects;

          (c) Liens (other than Liens arising under ERISA) incurred or deposits made in the ordinary course of business including, (i) mechanic's, materialman's, warehouseman's, journeyman's, carrier's and other similar Liens,
(ii) in connection with worker's compensation, unemployment insurance and other types of social security or retirement benefits, (iii) to secure the performance of statutory or regulatory obligations, surety bonds, appeal bonds and performance bonds, or (iv) arising under or securing, bids, tenders, leases (other than capital leases), joint ownership agreements, operating agreements, seismic agreements, exploration agreements, farmout agreements, drilling agreements saltwater or other injection or disposal agreements, gas balancing agreements, construction contracts, production sales contracts, processing contracts, transportation contracts and similar agreements, in each case which are customarily entered into in the ordinary course of the oil and gas exploration and production business; provided, that no Lien or deposit described in this clause (c) shall secure obligations which are delinquent (except to the extent permitted by Section 8.6) or secure the borrowing of money, the obtaining
                    -----------
of advances of money on credit or the payment of the deferred (beyond normal trade terms) purchase price of property;

          (d)  [INTENTIONALLY DELETED]

          (e) Liens for Taxes, assessments or other governmental charges not delinquent (except to the extent permitted by Section 8.6);
                                              -----------

          (f) any attachment or judgment Lien unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay;

          (g) lease burdens payable to third parties which either (i) are deducted in the calculation of discounted present value in the Reserve Reports, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest which has been disclosed to Agent in writing, or (ii) burden properties which are not included in the Reserve Reports;

          (h) Liens (including capital leases) encumbering property of Borrower securing Debt incurred to finance the purchase price of such property; provided,
                                                                       --------
that (i) no such Lien shall encumber any property of Borrower other than the
----
property acquired with the proceeds of such Debt (and improvements and accessions thereto), (ii) the Debt secured by any such Lien shall not exceed the purchase price of the property purchased with the proceeds of such Debt (including applicable excise Taxes and transaction costs), and (iii) the aggregate amount of all such Debt outstanding at any time shall not exceed $5,000,000; and

          (i) Liens securing obligations under Hedge Transactions permitted hereunder by and between any Bank and/or any Affiliate of any Bank, and Borrower and/or any Subsidiary of Borrower; provided that such Liens shall only be permitted to the extent the Obligations are secured on an equal and ratable basis with the obligations under such Hedge Transactions.

     "Permitted Investments" means (a) Permitted Short Term Investments (as defined in the Subordinate Notes Indenture), (b) Investments by Borrower in any Subsidiary Guarantor, (c) Investments by any Subsidiary Guarantor in any other Subsidiary Guarantor, (d) Investments by Subsidiary Guarantors in Borrower, and
(e) other Investments by Borrower and its Subsidiaries which when made, together with all other Investments made pursuant to this clause (e), do not exceed an amount equal to $10,000,000 outstanding at any time.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority.

     "Plan" means an employee benefit plan within the meaning of section 3(3) of ERISA, whether formal or informal and whether legally binding or not, under which Borrower or an ERISA Affiliate has any current or future obligation or liability or under which any present or former employee of Borrower or an ERISA Affiliate, or such present or former employee's dependents or beneficiaries, has any current or future right to benefits resulting from the present or former employee's employment relationship with Borrower or an ERISA Affiliate.

     "Prime Rate" means the per annum rate of interest established from time to time by NationsBank as its prime rate, which rate may not be the lowest rate of interest charged by NationsBank to its customers.

     "Proved Mineral Interests" means Proved Producing Mineral Interests, Proved Nonproducing Mineral Interests, and Proved Undeveloped Mineral Interests.

     "Proved Nonproducing Mineral Interests" means all Mineral Interests which constitute proved developed nonproducing reserves.

     "Proved Producing Mineral Interests" means all Mineral Interests (including all acreage subject to such Mineral Interests that may be perpetuated beyond the primary term therefor) which constitute proved developed producing reserves.

     "Proved Undeveloped Mineral Interests" means all Mineral Interests which constitute proved undeveloped reserves.

     "Refunding Advances" means Advances made simultaneously with the expiration of an Interest Period to the extent such Advance is used for the purpose of refinancing Advances which are subject to the then expiring Interest Period (or Interest Periods). Refunding Advances can be Refunding Base Rate Advances or Refunding Eurodollar Advances.

     "Refunding Borrowing" means a Borrowing comprised of Refunding Advances of the same Type and Interest Period.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, as in effect from time to time.

     "Related Asset" means any gathering system, pipeline, processing plant or similar asset owned by Borrower or any of its Subsidiaries which is used or useful in the operation of the Mineral Interests owned by Borrower and its Subsidiaries.

     "Request for Letter of Credit" has the meaning set forth in Section 2.3(a).
                                                                 --------------

     "Reserve Report" means an unsuperseded engineering analysis of the Mineral Interests owned by Borrower, in form and substance acceptable to Majority Banks, prepared by an Approved Petroleum Engineer in accordance with customary and prudent practices in the petroleum engineering industry. For purposes of Section
                                                                         -------
7.9, until superceded, the Initial Reserve Report shall be considered a Reserve
---
Report.

     "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Advances. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

     "Schedule" means a "schedule" attached to this Agreement and incorporated herein by reference, unless specifically indicated otherwise.

     "Section" refers to a "section" or "subsection" of this Agreement unless specifically indicated otherwise.

     "Subordinate Notes" means Borrower's Senior Subordinated Notes due 2007 in an aggregate amount of $125,000,000 issued pursuant to and governed by the Subordinate Notes Indenture.

     "Subordinate Notes Indenture" means an Indenture dated May 21, 1997, entered into by and between Borrower and Texas Commerce Bank National Association as Trustee, a copy of which is attached hereto as Exhibit F.
                                                              ---------

     "Subsidiary" means, for any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions (including that of a general partner) are at the time directly or indirectly owned, collectively, by such Person and any Subsidiaries of such Person. The term Subsidiary shall include Subsidiaries of Subsidiaries (and so on). Each of the Existing Subsidiaries is a "Subsidiary" of Borrower.

     "Subsidiary Guarantors" means any Subsidiary of Borrower which has executed and delivered a Subsidiary Guaranty which is in full force and effect.

     "Subsidiary Guaranty" means a Guaranty in form and substance acceptable to Agent to be executed by individual Subsidiaries of Borrower pursuant to Sections
                                                                        --------
6.1(a)(ii) and 8.12 hereof, pursuant to which such Subsidiaries shall guaranty
----------     ----
payment and performance in full of the Obligations.

     "Taxes" means all taxes, assessments, filing or other fees, levies, imposts, duties, deductions, withholdings, stamp taxes, interest equalization taxes, capital transaction taxes, foreign exchange taxes or other charges of any nature whatsoever, from time to time or at any time imposed by Law or any Governmental Authority. "Tax" means any one of the foregoing.

     "Termination Date" means March 31, 2002.

     "Total Commitment" means the aggregate of all Banks' Commitments.

     "Type" shall mean any type of Advance (i.e., a Base Rate Advance or Eurodollar Advance).

     "Unused Availability" means, at any time, the remainder of (a) the Borrowing Base at such time, minus (b) the Outstanding Credit at such time.

     "U.S. Dollars" means the lawful currency of the United States of America.

     "Wiser Canada" means The Wiser Oil Company of Canada, a Nova Scotia unlimited liability company.

      SECTION 1.2.  Accounting Terms and Determinations.  Unless otherwise
                    -----------------------------------
specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Banks, except for changes concurred in by Borrower's independent certified public accountants and which are disclosed to Agent on the next date on which financial statements are required to be delivered to Banks pursuant to Sections
                                                                       --------
8.1(a) or (b); provided that, unless Majority Banks and Borrower shall otherwise
------    ---  -------- ----
agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained in Article X are computed
                                           ---------
such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

      SECTION 1.3.  Petroleum Terms.  As used herein, the terms "proved
                    ---------------
reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves," and "proved undeveloped reserves" have the meaning given such terms from time to time and at the time in question by the Society of Petroleum Engineers of the American Institute of Mining Engineers.

      SECTION 1.4. Money. Unless expressly stipulated otherwise, all references
                  -----
herein to "dollars", "money", "funds", "payments", "prepayments", or other similar financial or monetary terms, are references to currency of the United States of America.


                                   ARTICLE II

                                   THE CREDIT

      SECTION 2.1.  Commitments.  (a) Each Bank severally agrees, subject to
                    -----------
Section 2.1(c) and the other terms and conditions set forth in this Agreement,
--------------
to lend to Borrower from time to time until the Termination Date, amounts not to exceed in the aggregate at any one time outstanding, the amount of its Commitment reduced by its Letter of Credit Exposure. Each Borrowing under this
Section 2.1(a) shall be (i) in an aggregate principal amount of $1,000,000 or
--------------
any larger amount (except that any Base Rate Borrowing may be in the amount of the Unused Availability), and (ii) made from Banks ratably. Subject to the foregoing limitations and the other provisions of this Agreement, Borrower may borrow under this Section 2.1(a), repay amounts outstanding under the Loan and
                  --------------
request new Borrowings under this Section 2.1(a).
                                  --------------

          (b) Agent, or such Bank designated by Agent which (without obligation to do so) consents to the same ("Issuer") will, from time to time until the
                                 ------
Termination Date, upon request by Borrower, issue Letters of Credit for the account of Borrower so long as (i) the sum of (A) the total Letter of Credit Exposure then existing, and (B) the amount of the requested Letter of Credit does not exceed twenty percent (20%) of the Borrowing Base, and (ii) Borrower would be entitled to a Borrowing under Section 2.1(a) in an amount greater than
                                       --------------
or equal to the requested Letter of Credit. Not less than three (3) Domestic Business Days prior to the requested date of issuance of any such Letter of Credit, Borrower shall execute and deliver to Issuer, Issuer's customary letter of credit application. Each Letter of Credit shall be in the minimum amount of $5,000 and shall be in form and substance acceptable to Issuer. No Letter of Credit shall have an expiration date later than the Termination Date. Upon the date of issuance of a Letter of Credit, Issuer shall be deemed to have sold to each other Bank, and each other Bank shall be deemed to have purchased from Issuer, a participation in the related Letter of Credit and Letter of Credit Exposure equal to such Bank's Commitment Percentage of such Letter of Credit and Letter of Credit Exposure at such date. Issuer shall notify each Bank by telephone, teletransmission or telex of each Letter of Credit issued pursuant to the terms hereof. At the time of issuance of each Letter of Credit, Borrower shall pay to Agent a fee equal to the sum of (i) $250, plus (ii) one percent (1%) per annum (based upon the amount and term of such Letter of Credit). Agent shall distribute (i) the $250, plus (ii) one-eighth (1/8th) of the one percent (1%) fee paid on issuance of such Letter of Credit to the Issuer of such Letter of Credit. The remaining portion of such fee shall be paid to Banks ratably.

     Notwithstanding anything to the contrary contained herein, Borrower hereby agrees to reimburse each Issuer immediately upon demand by such Issuer, and in immediately available funds, for any payment or disbursement made by such Issuer under any Letter of Credit issued by it. So long as no Default, Event of Default or Borrowing Base Deficiency exists, Banks shall, upon Borrower's request, fund a Base Rate Borrowing to cover Borrower's reimbursement obligations described in this paragraph, notwithstanding that Borrower has not otherwise satisfied any other conditions to such a Borrowing. Payment shall be made by Borrower with interest on the amount so paid or disbursed by Issuer from and including the date payment is made under any Letter of Credit to and including the date of payment, at the lesser of (i) the Maximum Lawful Rate, or
(ii) the sum of (A) the Base Rate in effect from time to time plus (B) three percent (3%) per annum. The obligations of Borrower under this paragraph will continue until all Letters of Credit have expired and all reimbursement obligations with respect thereto have been paid in full by Borrower and until all other Obligations shall have been paid in full.

     Borrower shall be obligated to reimburse each Issuer upon demand for all amounts paid under Letters of Credit as set forth in the immediately preceding paragraph hereof; provided, however, if Borrower for any reason fails to
                  --------  -------
reimburse such Issuer in full upon demand, Banks shall reimburse such Issuer in accordance with each Banks' Commitment Percentage for amounts due and unpaid from Borrower as set forth herein below; provided, however, that no such
                                         --------  -------
reimbursement made by Banks shall discharge Borrower's obligations to reimburse Issuer. All reimbursement amounts payable by any Bank under this Section 2.1(b)
                                                                  --------------
shall include interest thereon at the Base Rate, from the date of the payment of such amounts by any Issuer to the date of reimbursement by such Bank. No Bank shall be liable for the performance or nonperformance of the obligations of any other Bank under this paragraph. The reimbursement obligations of Banks under this paragraph shall continue after the Termination Date and shall survive termination of this Agreement and the other Loan Papers.

     Upon the occurrence of any Event of Default, Borrower shall, on the next succeeding Domestic Business Day, deposit with Agent such funds as Agent may request, up to a maximum amount equal to the aggregate existing Letter of Credit Exposure of all Banks. Any funds so deposited shall be held by Agent for the ratable benefit of all Banks as security for the Loan, and Borrower will, in connection therewith, execute and deliver such security agreements in form and substance satisfactory to Agent which it may, in its discretion, require. As drafts or demands for payment are presented under any Letter of Credit, Agent shall apply such funds to satisfy such drafts or demands. When all Letters of Credit have expired and the Obligations have been repaid in full (and no Bank has any obligation to make further Advances or issue Letters of Credit hereunder) or such Event of Default has been cured, Agent shall release to Borrower any remaining funds deposited under this Section 2.1(b).
                                                  --------------

     Whenever Borrower is required to make deposits under this Section 2.1(b)
                                                               --------------
and fails to do so on the day such deposit is due, Agent or any Bank may, without notice to Borrower, make such deposit (whether by transfers from other accounts maintained with any Bank or otherwise) using any funds then available to any Bank of Borrower, any guarantor, or any other Person liable for all or any part of the Obligations.

     BORROWER SHALL INDEMNIFY AND HOLD EACH ISSUER, AGENT AND EACH BANK, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, REPRESENTATIVES AND EMPLOYEES HARMLESS FROM LOSS FOR ANY CLAIM, DEMAND OR LIABILITY WHICH MAY BE ASSERTED AGAINST ANY OR SUCH INDEMNIFIED PARTY IN CONNECTION WITH

ACTIONS TAKEN UNDER LETTERS OF CREDIT OR IN CONNECTION THEREWITH (INCLUDING LOSSES RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTY), AND SHALL PAY EACH INDEMNIFIED PARTY FOR REASONABLE FEES OF ATTORNEYS AND LEGAL COSTS PAID OR INCURRED BY EACH INDEMNIFIED PARTY IN CONNECTION WITH ANY MATTER RELATED TO LETTERS OF CREDIT, EXCEPT FOR LOSSES AND LIABILITIES INCURRED AS A RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY; IT BEING THE INTENTION HEREBY THAT EACH SUCH INDEMNIFIED PARTY SHALL BE INDEMNIFIED FOR THE CONSEQUENCES OF ITS OWN ORDINARY NEGLIGENCE. IF BORROWER FOR ANY REASON FAILS TO INDEMNIFY OR PAY SUCH INDEMNIFIED PARTY AS SET FORTH HEREIN IN FULL, BANKS SHALL INDEMNIFY AND PAY SUCH INDEMNIFIED PARTY UPON DEMAND, IN ACCORDANCE WITH EACH BANK'S COMMITMENT PERCENTAGE OF SUCH AMOUNTS DUE AND UNPAID FROM BORROWER. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT.

     Neither Agent nor any Issuer makes any representation or warranty, and neither assumes any responsibility with respect to the validity, legality, sufficiency or enforceability of any letter of credit application or any document relative thereto or to the collectibility thereunder. Neither Agent nor any Issuer assumes any responsibility for the financial condition of Borrower or any Subsidiary of Borrower or for the performance of any obligation of Borrower or any Subsidiary of Borrower. Agent and each Issuer may use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it, or taking or refraining from taking any action which it may be entitled to take or assert with respect to any Letter of Credit or any letter of credit application. Furthermore, except as set forth herein, neither Agent nor any Issuer shall be under any liability to any Bank, with respect to anything Agent or any Issuer may do or refrain from doing in the exercise of its judgment, the sole liability and responsibility of Agent and each Issuer to the other Banks being to handle each Bank's share on as favorable a basis as Agent or any Issuer handles its own share. Neither Agent nor any Issuer shall have any duties or responsibilities except those expressly set forth in the Loan Papers and those duties and liabilities shall be subject to the limitations and qualifications set forth therein. FURTHERMORE, NEITHER AGENT, NOR ISSUER, NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED (WHETHER OR NOT SUCH ACTION TAKEN OR OMITTED IS EXPRESSLY SET FORTH IN THIS SECTION 2.1(B)) UNDER OR IN CONNECTION WITH THIS
                            --------------
SECTION 2.1(B) OR UNDER ANY OTHER INSTRUMENT OR DOCUMENT IN CONNECTION WITH THIS
--------------
SECTION 2.1(B), INCLUDING THEIR OWN NEGLIGENCE, EXCEPT FOR GROSS NEGLIGENCE OR
--------------
WILLFUL MISCONDUCT. Neither Agent nor Issuer shall incur any liability to any Bank, Borrower, any Subsidiary of Borrower or any Affiliate of any Bank, Borrower or any Subsidiary of Borrower in acting upon any notice, document, order, consent, certificate, warrant or other instrument reasonably believed by Agent or Issuer to be genuine or authentic and to be signed by the proper party.

          (c) No Bank will be obligated to lend to Borrower or incur Letter of Credit Exposure, and Borrower shall not be entitled to borrow any amount or obtain Letters of Credit hereunder in an amount which would cause the Outstanding Credit to exceed the Borrowing Base then in effect under Article
                                                                     -------
III.  Nothing in this Section 2.1(c) shall be deemed to limit any Bank's
                      --------------
obligation to fund its Commitment Percentage of any Base Rate Borrowing made as a result of the drawing under any Letter of Credit.

      SECTION 2.2.  Method of Borrowing (including Refunding Borrowings).  (a)
                    ----------------------------------------------------
Except as excused pursuant to Section 6.2 with respect to certain Refunding
                              -----------
Borrowings which are Base Rate Borrowings, Borrower shall give Agent notice (a "Notice of Borrowing") prior to 12:00 noon (Dallas, Texas time) (i) at least
--------------------
one (1) Domestic Business Day before the day of any requested Base Rate Borrowing, and (ii) at least three (3) Eurodollar Business Days before the day of any requested Eurodollar Borrowing. Each Notice of Borrowing shall be substantially in the form of Exhibit A attached hereto, and shall specify:
                             ---------

     (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

     (ii)   the aggregate amount of such Borrowing; and

     (iii) whether the Advances comprising such Borrowing are to be Base Rate Advances or Eurodollar Advances.

          (b) Upon receipt of a Notice of Borrowing, Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of the Borrowing requested therein, and such Notice of Borrowing shall not thereafter be revocable by Borrower.

          (c) Not later than 12:00 noon (Dallas, Texas time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing (except any portion thereof which is made up of Refunding Advances), in Federal or other funds immediately available in Dallas, Texas to Agent at its address referred to in Section 13.1. Notwithstanding the foregoing, if Borrower
               ------------
delivers to Agent a Notice of Borrowing prior to 10:00 a.m. (Dallas, Texas time) on a Domestic Business Day requesting a Base Rate Borrowing on such day, each Bank shall use its best efforts to make available to Agent its ratable share of such Borrowing by 1:00 p.m. (Dallas, Texas time) on the same day. Unless Agent determines that any applicable condition specified in Section 6.2 has not been
                                                      -----------
satisfied, Agent will make the funds so received from Banks available to Borrower at Agent's aforesaid address.

      SECTION 2.3.  Method of Obtaining Letters of Credit.  (a) Borrower shall
                    -------------------------------------
give Agent notice (a "Request for Letter of Credit") prior to 12:00 noon
                      ----------------------------
(Dallas, Texas time) at least three (3) Domestic Business Days before the date Borrower requests that a Letter of Credit be issued. Each Request for Letter of Credit shall be substantially in the form of Exhibit B attached hereto and shall
                                             ---------
be accompanied by the executed, complete letter of credit application and agreement referenced in Section 2.1(b).
                        --------------

     (b) Upon receipt of a Request for Letter of Credit, Agent shall promptly notify each Bank of the contents thereof and of the material provisions of the related letter of credit application and agreement. Agent shall provide a copy of the Request for Letter of Credit and the original counterpart of the letter of credit application and agreement to the proposed Issuer.

     (c) Provided that the proposed Issuer agrees to issue the requested Letter of Credit, and provided further that Agent has not determined that a condition to such issuance referred to in Section 6.2 has not been satisfied, not later
                                -----------
than 12:00 noon (Dallas, Texas time) on the date Borrower requests that such Letter of Credit be issued, Issuer shall issue such Letter of Credit and deliver the same to the beneficiary thereof and shall promptly thereafter deliver the notice to each other Bank referenced in Section 2.1(b) with respect to such Letter of Credit.
              --------------

      SECTION 2.4.  Notes.  Each Bank's Commitment Percentage of the Loan shall
                    -----
be evidenced by a single Note payable to the order of such Bank in an amount equal to such Bank's Commitment.

      SECTION 2.5.  Refunding of Eurodollar Advances.  Upon the expiration of
                    --------------------------------
each Interest Period, each Eurodollar Advance subject to such Interest Period shall, subject to Sections 2.2 and 6.2, be refinanced pursuant to a Refunding
                  ------------     ---
Borrowing; provided, that, no Refunding Borrowing shall be made with respect to
           --------  ----
any Advance upon the expiration of the Interest Period applicable thereto which is required to be repaid on such date pursuant to Section 3.3. The procedure
                                                  -----------
contemplated by this Section 2.5 for refinancing Advances on the expiration of
                     -----------
the Interest Period applicable thereto with Refunding Borrowings is solely for the purpose of determining the interest rate applicable to Advances hereunder, and no repayment or new advance of funds will be deemed to occur as a result of the expiration of an Interest Period and the refinancing of the Advances subject thereto with a Refunding Borrowing.

      SECTION 2.6.  Interest Rates.  (a) Subject to Section 4.4, each Base Rate
                    --------------                  -----------
Advance shall bear interest on the outstanding principal balance thereof at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate in effect from day to day, each change in the Base Rate to be effective without notice to Borrower on the effective date of each such change; provided that, in
                                                              -------- ----
no event shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on each Base Rate Advance shall be payable each March 31, June 30, September 30 and December 31 and on the Termination Date.

          (b) Subject to Section 4.4, each Eurodollar Advance shall bear
                         -----------
interest on the outstanding principal amount thereof for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted Eurodollar Rate; provided that, in no event
                                                     -------- ----
shall the rate charged hereunder or under the Notes exceed the Maximum Lawful Rate. Interest on each Eurodollar Advance having an Interest Period of one (1), two (2) or three (3) months shall be payable on the last day of the Interest Period applicable thereto. Interest on each Eurodollar Advance having an Interest Period of six (6) months shall be payable on the last day of the Interest Period applicable thereto and on each June 30, September 30, December 31 and March 31 during such Interest Period.

          (c) Agent shall determine each interest rate applicable to the Loan (or any portion thereof) in accordance with the terms hereof. Agent shall promptly notify Borrower and Banks by telex or cable or telecopy of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (d) Notwithstanding the foregoing, if at any time the rate of interest calculated with reference to the Base Rate or the Eurodollar Rate hereunder (the "Contract Rate") is limited to the Maximum Lawful Rate, any subsequent
 -------------
reductions in the Contract Rate shall not reduce the rate of interest on the Loan (or any portion thereof) below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of any Note, the total amount of interest paid or accrued on such Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time, to the extent such payment would not result in a violation of a Law, Borrower shall be obligated to pay to the holder of such Note an amount equal to the difference between (i) the lesser of (a) the amount of interest which would have accrued if the Contract Rate had at all times been in effect, and (b) the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (ii) the amount of interest actually paid on such Note.

      SECTION 2.7.  Mandatory Termination of Commitments.  The Commitments shall
                    ------------------------------------
terminate on the Termination Date, at which time the Loan (together with all accrued interest thereon) shall be due and payable in full.

      SECTION 2.8.  Voluntary Reduction of  Commitments.  Borrower may, by
                    -----------------------------------
notice to Agent one (1) Domestic Business Day prior to the effective date of any such reduction, reduce the Total Commitment (and thereby reduce the Commitment of each Bank ratably) in amounts not less than $1,000,000 or any larger multiple of $100,000. On the effective date of any such reduction, Borrower shall, to the extent required as a result of such reduction, make a principal payment on the Loan (together with accrued interest thereon) in an amount sufficient to cause the principal balance of the Loan to be equal to or less than the Total Commitment as thereby reduced. Notwithstanding the foregoing, Borrower shall not be permitted to voluntarily reduce the Total Commitment to an amount less than the aggregate Letter of Credit Exposure of all Banks.

      SECTION 2.9.  Commitment Fee.  On the Termination Date and on the last day
                    --------------
of each June, September, December and March prior to the Termination Date, commencing on March 31, 1998, Borrower shall pay to Agent for the ratable benefit of each Bank, a commitment fee equal to the Commitment Fee Percentage in effect from day to day (computed on the basis of actual days elapsed and as if each calendar year consisted of 360 days) on the average daily Unused Availability for the calendar quarter ending on such date.

      SECTION 2.10.  Agency Fee.  Borrower shall pay to Agent such fees and
                     ----------
other amounts as Borrower shall be required to pay to Agent from time to time pursuant to any separate agreement between Borrower and Agent. Such fees and other amounts shall be retained by Agent, and no Bank (other than Agent) shall have any interest therein.


                                  ARTICLE III

                                 BORROWING BASE

      SECTION 3.1.  Reserve Report; Proposed Borrowing Base.  As soon as
                    ---------------------------------------
available and in any event by February 20 and August 20 of each year, Borrower shall deliver to each Bank a Reserve Report prepared as of the immediately preceding January 1 and July 1, respectively. Simultaneously with each delivery of such Reserve Report, Borrower shall notify each Bank of the Borrowing Base requested by Borrower to become effective on the next Determination Date.

      SECTION 3.2.  Determination of Borrowing Base.  Based in part on the
                    -------------------------------
Reserve Reports delivered pursuant to Section 3.1, Banks shall determine the
                                      -----------
Borrowing Base to become effective on the next succeeding Determination Date in accordance with the procedure set forth in Section 3.5 hereof; provided,
                                                               --------
that, in no event shall the Borrowing Base (a) exceed the Borrowing Base
----
requested by Borrower pursuant to Section 3.1, or (b) exceed the Maximum
                                  -----------
Borrowing Base at any time on or after the Conversion Date. Subject to the foregoing and to Banks' consistent application of their respective standards for similar credits (which may vary from Bank to Bank), the Borrowing Base shall be determined by Banks in their sole discretion, but in accordance with the procedures set forth in Section 3.5 hereof. Without limiting the discretion of
                        -----------
Banks in determining the Borrowing Base, Borrower acknowledges and agrees that, subject as aforesaid, Banks (i) may make such assumptions regarding appropriate existing and projected pricing for hydrocarbons as they deem appropriate in their sole discretion, (ii) may make such assumptions regarding projected rates and quantities of future production of hydrocarbons from the Mineral Interests owned by Borrower and its Subsidiaries as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of Borrower and its Subsidiaries, (iv) are not required to consider any asset other than Mineral Interests, (v) will give no consideration to any asset owned by a Person other than Borrower and Subsidiary Guarantors, and (vi) may make such other assumptions, considerations and exclusions as Banks deem appropriate in the exercise of their sole discretion. Agent shall notify Borrower of the Borrowing Base to become effective on each Determination Date no later than 2:00 p.m., Dallas, Texas time on such Determination Date.

      SECTION 3.3.  Borrowing Base Deficiency.  (a) If, on any Determination
                    -------------------------
Date, a Borrowing Base Deficiency exists as a result of a redetermination of the Borrowing Base on such date, Borrower shall either (i) on or before the thirtieth (30th) day following such Determination Date, make a prepayment of principal on the Loan in an amount equal to the amount of such Borrowing Base Deficiency, or (ii) make six (6) equal consecutive monthly prepayments of principal on the Loan, each of which shall be in the amount of one sixth (1/6th) of such Borrowing Base Deficiency. The first of such six (6) prepayments shall be due on the thirtieth (30th) day following such Determination Date, and each subsequent prepayment shall be due on the same day of each month thereafter (or if there is no corresponding day of any subsequent month, then on the last day of such month).

     (b) If a Borrowing Base Deficiency occurs or an existing Borrowing Base Deficiency increases as a result of any quarterly reduction of the Maximum Borrowing Base, then, on the date of such quarterly reduction in the Maximum Borrowing Base, Borrower shall make a prepayment of principal on the Loan in the amount of such Borrowing Base Deficiency. For purposes of this Section
                                                                    -------
3.3(b) and Section 3.3(a) above, if (i) a Determination Date is also the date of
------     --------------
any quarterly reduction in the Maximum Borrowing Base, and (ii) the Borrowing Base in effect immediately prior to such Determination Date is higher than the amount of the Maximum Borrowing Base as reduced on such Determination Date, then the reduction in the Borrowing Base which becomes effective on such Determination Date will be deemed to have resulted from the reduction in the Maximum Borrowing Base to the extent of the difference between the Borrowing Base in effect immediately prior to such Determination Date and the Maximum Borrowing Base in effect as reduced on such Determination Date.

      SECTION 3.4.  Initial Borrowing Base.  Notwithstanding anything to the
                    ----------------------
contrary contained herein, the Borrowing Base shall be $80,000,000 for the period commencing on the date hereof and continuing until the first Determination Date after the Closing Date.

      SECTION 3.5.  Procedure for Determining Borrowing Base.   Following
                    ----------------------------------------
delivery of each Reserve Report required to be delivered to Banks pursuant to

Section 3.1, Banks shall attempt to mutually agree among themselves on the
-----------
Borrowing Base to become effective on the next Determination Date. In the event (a) such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Determination Date, such Borrowing Base shall be approved by all Banks, and (b) such Borrowing Base represents a decrease in the Borrowing Base in effect prior to such Determination Date, or a reaffirmation of such prior Borrowing Base, such Borrowing Base shall be approved by Banks holding seventy-five percent (75%) of the Total Commitment (whenever such decision is reached).


                                   ARTICLE IV

                               GENERAL PROVISIONS

      SECTION 4.1.  Delivery and Endorsement of Notes.  Simultaneously with the
                    ---------------------------------
execution of this Agreement, Agent shall deliver to each Bank the Notes payable to such Bank referenced in Section 6.1(a). Each Bank may endorse (and prior to
                           --------------
any transfer of its Note shall endorse) on the schedules forming a part thereof appropriate notations to evidence the date and amount of each Advance made by it, the Interest Period applicable thereto, and the date and amount of each payment of principal made by Borrower with respect thereto; provided that, the
                                                             -------- ----
failure by any Bank to so endorse any Note held by it shall not affect the liability of the maker of such Note for the repayment of all amounts outstanding under such Note together with interest thereon. Each Bank is hereby irrevocably authorized by Borrower to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as required.

      SECTION 4.2.  General Provisions as to Payments.  (a)  Each payment of
                    ---------------------------------
principal of, and interest on, the Loan and all fees payable hereunder shall be paid not later than 12:00 noon (Dallas, Texas time) on the date when due, in Federal or other immediately available funds to Agent at its address referred to in Section 13.1.
   ------------

          (b) Prior to the occurrence of an Event of Default, all principal payments received by Banks shall be applied, first, to Advances with Interest Periods ending on the date of such payment, then to Base Rate Advances, then to Eurodollar Advances (as Borrower shall elect but in the absence of such election, in such order as Agent shall elect), next maturing until such principal payment is fully applied, with such adjustments in such order of payment as Agent shall specify in order that each Bank receives its ratable share of each such payment.

          (c) After the occurrence of an Event of Default, all amounts collected or received by Agent or any Bank shall be applied first to the payment of all proper costs incurred by Agent in connection with the collection thereof (including reasonable expenses and disbursements of Agent), second to the payment of all proper costs incurred by Banks in connection with the collection thereof (including reasonable expenses and disbursements of Banks, but only to the extent Borrower is obligated therefor under the Loan Papers), third to the reimbursement of any advances made by Banks to effect performance of any unperformed covenants of Borrower under any of the Loan Papers, fourth to the payment of any unpaid agency fees required pursuant to Section 2.10, fifth to
                                                       ------------
the payment of any unpaid interest on the Loan or any unpaid fees required pursuant to Sections 2.1(b) and 2.9, and sixth, to payment of the Loan in the
            ---------------     ---
manner provided in Section 4.2(b).
                   --------------

      SECTION 4.3.  Computation of Interest.  Interest payable on the Loan
                    -----------------------
hereunder shall be computed based on the number of actual days elapsed assuming that each calendar year consisted of 360 days. The annual rates of interest to which rates determined assuming a calendar year of 360 days are equivalent, are the rates so determined multiplied by the actual number of days in a period of one (1) year commencing on the first day of the period for which such interest is payable and divided by 360.

     SECTION 4.4.  Overdue Principal and Interest.  Any overdue principal of
                    ------------------------------
and, to the extent permitted by Law, overdue interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of three percent (3%) plus the Base Rate.

     SECTION 4.5.  Limitation on Number of Eurodollar Advances.  Unless
                   -------------------------------------------
otherwise agreed by Agent with the consent of Majority Banks, there may be no more than six (6) Eurodollar Borrowings outstanding at any time in favor of each Bank.


                                   ARTICLE V

                            CHANGE IN CIRCUMSTANCES


     SECTION 5.1.  Increased Cost and Reduced Return.
                   ---------------------------------

     (a) If, after the date hereof, the adoption of any applicable Law, rule, or regulation, or any change in any applicable Law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive adopted after the date hereof (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency:

          (i) shall subject such Bank (or its Applicable Lending Office) to any Tax, duty, or other charge with respect to any Eurodollar Advances, its Note, or its obligation to make Eurodollar Advances, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Advances (other than Taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

          (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

          (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Eurodollar Advances or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Advances, then Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by Borrower under this Section 5.1(a), Borrower may, by notice to
                                    --------------
such Bank (with a copy to Agent), suspend the obligation of such Bank to make or Continue Advances of the Type with respect to which such compensation is requested, or to Convert Advances of any other Type into Advances of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that
                                 -----------                       --------
such suspension shall not affect the right of such Bank to receive the compensation so requested.

     (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable Law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive adopted after the date hereof regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     (c) Each Bank shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 5.1 and will designate a different
                                      -----------
Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this
Section 5.1 shall furnish to Borrower and Agent a statement setting forth the
-----------
additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      SECTION 5.2.  Limitation on Types of Advances.  If on or prior to the
                    -------------------------------
first day of any Interest Period for any Eurodollar Advance:

     (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

     (b) Majority Banks determine (which determination shall be conclusive) and notify Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to Banks of funding Eurodollar Advances for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Advances and the relevant amounts or periods, and so long as such condition remains in effect, Banks shall be under no obligation to make additional Advances of such Type, Continue Advances of such Type, or to Convert Advances of any other Type into Advances of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Advances of the affected Type, either prepay such Advances or Convert such Advances into another Type of Advance in accordance with the terms of this Agreement.

     SECTION 5.3.  Illegality.  Notwithstanding any other provision of this
                   ----------
Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Eurodollar Advances hereunder, then such Bank shall promptly notify Borrower thereof and such Bank's obligation to make or Continue Eurodollar Advances and to Convert other Types of Advances into Eurodollar Advances shall be suspended until such time as such Bank may again make, maintain, and fund Eurodollar Advances (in which case the provisions of
Section 5.4 shall be applicable).
-----------

      SECTION 5.4.  Treatment of Advances.  If the obligation of any Bank to
                    ---------------------
make a Eurodollar Advance or to Continue, or to Convert Advances of any other Type into, Eurodollar Advances shall be suspended pursuant to Section 5.1 or 5.3
                                                              -----------    ---
hereof, such Bank's Eurodollar Advances shall be automatically Converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) for Eurodollar Advances (or, in the case of a Conversion required by Section 5.3
                                                                 -----------
hereof, on such earlier date as such Bank may specify to Borrower with a copy to Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such
                           -----------    ---
Conversion no longer exist:

     (a) to the extent that such Bank's Eurodollar Advances have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Advances shall be applied instead to its Base Rate Advances; and

     (b) all Advances that would otherwise be made or Continued by such Bank as Eurodollar Advances shall be made or Continued instead as Base Rate Advances, and all Advances of such Bank that would otherwise be Converted into Eurodollar Advances shall be Converted instead into (or shall remain as) Base Rate Advances.

If such Bank gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the
                           -----------    ---
Conversion of such Bank's Eurodollar Advances pursuant to this Section 5.4 no
                                                               -----------
longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Advances made by other Banks are outstanding, such Bank's Base Rate Advances shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Advances to the extent necessary so that, after giving effect thereto, all Advances held by Banks holding Eurodollar Advances are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

      SECTION 5.5.  Compensation.  Upon the request of any Bank, Borrower shall
                    ------------
pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense incurred by it as a result of:

     (a) any payment, prepayment, or Conversion of a Eurodollar Advance for any reason (including, without limitation, the acceleration of the Loan pursuant to
Section 11.1) on a date other than the last day of  the Interest Period for such
------------
Advance; or

     (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied)
                                                    ----------
to borrow, Convert, Continue, or prepay a Eurodollar Advance on the date for such Borrowing, Conversion, Continuation, or prepayment specified in the relevant Request for Borrowing, or notice of prepayment, Continuation, or Conversion under this Agreement.

      SECTION 5.6   Taxes.  (a)  Any and all payments by Borrower to or for the
                    -----
account of any Bank or Agent hereunder or under any other Loan Paper shall be made free and clear of and without deduction for any and all present or future Taxes, and all liabilities with respect thereto, excluding, in the case of each
                                                 ---------
Bank and Agent, Taxes imposed on its income, and franchise Taxes imposed on it, by the jurisdiction under the Laws of which such Bank (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Paper to any Bank or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Bank or Agent receives an amount equal
                        -----------
to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Agent, at its address set forth on the signature pages hereto, evidence of payment thereof.

     (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary Taxes and any other excise or property Taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Paper or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Paper (hereinafter referred to as "Other
                                                                        -----
Taxes").
-----

     (c) Borrower agrees to indemnify each Bank and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section
                                                                      -------
5.6) paid by such Bank or Agent (as the case may be) and any liability
---
(including penalties, interest, and expenses) arising therefrom or with respect thereto.

     (d) Each Bank organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereto and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Bank remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income Tax treaty to which the United States is a party which reduces the rate of withholding Tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Code), certifying that such Bank is entitled to an exemption from or a reduced rate of Tax on payments pursuant to this Agreement or any of the other Loan Papers.

     (e) For any period with respect to which a Bank has failed to provide Borrower and Agent with the appropriate form pursuant to Section 5.6(d) (unless
                                                         --------------
such failure is due to a change in treaty, Law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 5.6(a) or
                                                         --------------
5.6(b) with respect to Taxes imposed by the United States; provided, however,
------                                                     --------  -------
that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding Tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 5.6, then such Bank will agree to use
                             -----------
reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

     (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent evidence of such payment.

     (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
                                                                        -------
5.6 shall survive the termination of the Commitments and the payment in full of
---
the Notes.

      SECTION 5.7.  Discretion of Banks as to Manner of Funding.
                    -------------------------------------------
Notwithstanding any provisions of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Advances in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Advance during the Interest Period for such Eurodollar Advance through the purchase of deposits in the London interbank market having a maturity corresponding to the last day of such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.1.  Conditions to Initial Borrowing and Participation in Letter
                    -----------------------------------------------------------
of Credit Exposure.  The obligation of each Bank to make an Advance in
------------------
connection with the initial Borrowing under the Loan and to participate in Letter of Credit Exposure hereunder is subject to the satisfaction of each of the following conditions:

          (a) Closing Deliveries.  Agent shall have received each of the
              ------------------
following documents, instruments and agreements, each of which shall be in date, form and substance and executed in such counterparts as shall be acceptable to
Agent:

          (i) a Note payable to the order of each Bank in the amount such Bank's Commitment, duly executed by Borrower;

          (ii) a Subsidiary Guaranty, duly executed by each Initial Subsidiary Guarantor;

          (iii) copies of the certificate of incorporation, bylaws, partnership agreement, regulations, operating agreements, certificate of limited partnership or other comparable organizational documents of Borrower and each Initial Subsidiary Guarantor, accompanied by a certificate of an Authorized Officer of each such Person certifying that such copies are true and correct copies of such documents and that such documents have not been amended, modified or revoked in any respect and are in full force and effect as of the date of such certificate;

          (iv) certain certificates and other documents issued by appropriate Governmental Authorities of such jurisdictions as Agent has requested, relating to the existence of Borrower and each Initial Subsidiary Guarantor and to the effect that Borrower and each Initial Subsidiary Guarantor is in good standing with respect to the payment of franchise and similar Taxes and is duly qualified to transact business in such jurisdictions;

          (v) a certificate of incumbency of all officers of Borrower and each Initial Subsidiary Guarantor who will be authorized to execute or attest to any Loan Paper, executed by an Authorized Officer of Borrower or such Subsidiaries (as applicable);

          (vi) copies of resolutions approving the Loan Papers and authorizing the transactions contemplated by this Agreement and the other Loan Papers, duly adopted by the Boards of Directors of Borrower and each Initial Subsidiary Guarantor accompanied by certificates of an Authorized Officer of Borrower and each Initial Subsidiary Guarantor, that such copies are true and correct copies of resolutions duly adopted at meetings of or (if permitted by applicable Law and, if required by such Law, by the Bylaws of Borrower and each Initial Subsidiary Guarantor, [as applicable]) by the unanimous written consent of the Boards of Directors of Borrower and each Initial Subsidiary Guarantor, and that such resolutions have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date hereof;

          (vii) an opinion of Thompson & Knight, P.C., counsel for Borrower and each Initial Subsidiary Guarantor favorably opining as to the enforceability of each of the Loan Papers and otherwise in form and substance satisfactory to Agent;

          (viii) a certificate signed by an Authorized Officer of Borrower stating that (i) the representations and warranties contained in this Agreement are true and correct in all material respects, (ii) no Default has occurred and none is in existence, and (iii) all conditions set forth in Section 6.2 have
                                                             -----------
been  satisfied; and

          (ix) such other documents, instruments, agreements and actions as may reasonably be required by Agent.

          (b) Refinancing of Existing Credit Agreement.  Borrower shall have
              ----------------------------------------
refinanced in full (or simultaneously with the initial Borrowing hereunder, Borrower shall refinance in full with proceeds of a Borrowing under this Agreement), (i) all Obligations accrued and outstanding under the Existing Credit Agreement as of the Closing Date, including, without limitation, the entire outstanding principal balance of the Loan made (and as defined) thereunder, (ii) all accrued but unpaid interest in connection therewith,

(iii) all accrued but unpaid commitment, borrowing base increase, letter of credit, agency and other fees thereunder, and (iv) all amounts payable under
Section 5.1 of the Existing Credit Agreement as a result of the prepayment of
-----------
the other Obligations thereunder. Contemporaneous with such refinancing, the Existing Credit Agreement shall have been terminated and all obligations of Borrower and its Subsidiaries thereunder shall have been paid and performed in full.

          (c) No Material Adverse Change.  In the sole discretion of each Bank,
              --------------------------
since June 30, 1997, no Material Adverse Change shall have occurred.

          (d) No Legal Prohibition.  The transactions contemplated by this
              --------------------
Agreement and the other Loan Papers shall be permitted by applicable Law and regulation and shall not subject Agent, any Bank, Borrower or any of its Subsidiaries to any Material Adverse Change.

          (e) No Litigation.  No litigation, arbitration or similar proceeding
              -------------
shall be pending which calls into question the validity or enforceability of this Agreement or the other Loan Papers.

          (f) Closing Fees.  Borrower shall have paid all fees and other amounts
              ------------
then due pursuant to Section 2.10.
                     ------------

          (g) Designated Senior Indebtedness.  Borrower shall have delivered
              ------------------------------
written notice to the Trustee under the Subordinate Notes Indenture, specifying that Borrower has entered into this Agreement and that the Obligations constitute "Designated Senior Indebtedness" as defined in such Indenture.

          (h) Other Matters.  All matters related to this Agreement, the other
              -------------
Loan Papers, Borrower and its Subsidiaries shall be acceptable to Agent and each Bank in their sole discretion, and Borrower shall have delivered to Agent and each Bank such evidence as they shall request to substitute any matters related to this Agreement, the other Loan Papers, Borrower and its Subsidiaries as Agent or any Bank shall request.

      SECTION 6.2.  Conditions to Each Borrowing and Participation in Letter of
                    -----------------------------------------------------------
Credit Exposure.  The obligation of each Bank to make an Advance on each
---------------
Borrowing and to participate in Letter of Credit Exposure hereunder is subject to the further satisfaction of each of the following conditions:

          (a) timely receipt by Agent of a Notice of Borrowing or a Request for a Letter of Credit (as applicable);

          (b) unless such Borrowing is a Refunding Borrowing comprised of Base Rate Advances, immediately before and after giving effect to such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing and the making of any Advance in connection with such Borrowing or the issuance of the requested Letter of Credit (as applicable) shall not cause a Default;

          (c) unless such Borrowing is a Refunding Borrowing, the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects, on and as of the date of such Borrowing or issuance of such Letter of Credit (as applicable); and

          (d) the sum of the amount of the requested Borrowing or the amount of the requested Letter of Credit plus the Outstanding Credit prior to giving effect to such Borrowing and prior to issuance of such Letter of Credit shall not exceed the Borrowing Base then in effect.

Each Borrowing and the issuance of each Letter of Credit hereunder shall constitute a representation and warranty by Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the facts specified in

Sections 6.2(b) through (d).  Notwithstanding the foregoing, each Bank and Agent
---------------         ---
hereby agree that if, at the expiration of any Interest Period, Borrower has not given Agent in a timely manner either (i) a Notice of Borrowing pursuant to which Borrower has requested a Borrowing at least in an amount sufficient to refinance in full the Advances maturing on the expiration of such Interest Period, or (ii) notice of its intent to repay all Advances maturing on the expiration of such Interest Period, Borrower will be deemed to have requested a Refunding Borrowing which shall be a Base Rate Borrowing to be made on the expiration of such Interest Period in an amount equal to the Advances then maturing for the purpose of refinancing all such Advances, and in such circumstances, Borrower will not be required to satisfy the conditions precedent to such Base Rate Borrowing set forth in Section 2.2(a) and Section 6.2(a).
                                         --------------     --------------

      SECTION 6.3.  Materiality of Conditions.  Each condition precedent herein
                    -------------------------
is material to the transactions contemplated herein, and time is of the essence in respect of each thereof.


                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Agent and each Bank as follows:

      SECTION 7.1.  Existence and Power.  Each of Borrower and its Subsidiaries
                    -------------------
(a) is duly incorporated or duly organized, as applicable, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation,
(b) has all power and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and as proposed to be conducted, and (c) is duly qualified to transact business in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

      SECTION 7.2.  Necessary Authorization; Contravention.  The execution,
                    --------------------------------------
delivery and performance of this Agreement, the Notes and the other Loan Papers by Borrower and each Subsidiary of Borrower are within Borrower's and each such Subsidiary's corporate, partnership or limited liability company powers, when executed will be duly authorized by all necessary partnership or limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable Law (including, without limitation, the Margin Regulations) or of the certificates of incorporation, bylaws, partnership agreement, operating agreement, regulations or comparable charter documents of Borrower or any of its Subsidiaries or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of Borrower or any of its Subsidiaries.

      SECTION 7.3.  Binding Effect.  This Agreement constitutes a valid and
                    --------------
binding agreement of Borrower; the Notes and the other Loan Papers when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of Borrower and each of its Subsidiaries executing same; and each Loan Paper is enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar Laws affecting creditors rights generally, or by equitable principles of general applicability.

      SECTION 7.4.  Financial Information.  (a) The most recent annual audited
                    ---------------------
consolidated balance sheet of Borrower and the related consolidated statements of operations and cash flows for the fiscal year then ended, copies of which have been delivered to each Bank, fairly present, in conformity with GAAP, the consolidated financial position of Borrower as of the end of such fiscal year and its consolidated results of operations and cash flows for such fiscal year.

          (b) The most recent quarterly unaudited consolidated balance sheet of Borrower delivered to Banks, and the related unaudited consolidated statements of operations and cash flows for the portion of Borrower's fiscal year then ended, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in Section 7.4(a), the consolidated
                                             --------------
financial position of Borrower as of such date and its consolidated results of operations and cash flows for such portion of Borrower's fiscal year.

          (c) Except as disclosed in writing to Banks prior to the execution and delivery of this Agreement, since the date of the most recent quarterly consolidated balance sheet and consolidated statements of operations and cash flow delivered to each Bank for Borrower, there has been no Material Adverse Change.

      SECTION 7.5.  Litigation.  Except for matters disclosed on Schedule 1
                    ----------                                   ----------
attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries before any Governmental Authority in which there is a reasonable possibility of an adverse decision which would have a Material Adverse Effect, or which is reasonably expected to draw into question the validity of the Loan Papers in any material respect.

      SECTION 7.6.  ERISA.  Neither Borrower nor any ERISA Affiliate maintains
                    -----
or contributes to any Plan other than those disclosed to Agent in writing. Each Plan maintained by Borrower or any ERISA Affiliate is in compliance in all material respects with the applicable provisions of ERISA, the Code and any other applicable Federal or state Law, rule or regulation. No Plan of Borrower or any ERISA Affiliate has been terminated under section 4041(c) of ERISA nor has any "accumulated funding deficiency" (as defined in section 412(a) of the Code) been incurred (without regard to any waiver granted under section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested. Neither Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan, or by section 412 of the Code or section 302 of ERISA. There are no pending or, to the best of Borrower's knowledge, threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither Borrower nor any ERISA Affiliate has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of Borrower having a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate has incurred any material withdrawal liability (and no event has occurred which with the giving of notice under section 4219 of ERISA would result in such liability) under section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of section 4203 or 4205 or ERISA) from a multiemployer plan, or any material liability under section 4062 of ERISA to the PBGC or to a trustee appointed under section 4042 of ERISA. Neither Borrower, any ERISA Affiliate nor any organization to which Borrower or any ERISA Affiliate is a successor or parent corporation within the meaning of section 4069(b) of ERISA, has engaged in a transaction within the meaning of section 4069(a) of ERISA. Each Plan that is intended to be "qualified" within the meaning of section 401(a) of the Code is, and has been during the period from its adoption to date, so qualified, both as to form and operation and all necessary governmental approvals, including a favorable determination as to the qualification under the Code of such Plan and each amendment thereto, have been or will be timely obtained. Neither Borrower nor any ERISA Affiliate has engaged in any prohibited transactions, within the meaning of section 406 of ERISA or section 4975 of the Code, in connection with any Plan which would result in liability of Borrower having a Material Adverse Effect. Neither Borrower nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare benefit arrangement within the meaning of section 3(40)(A) of ERISA.

      SECTION 7.7.  Taxes and Filing of Tax Returns.  Borrower and each of its
                    -------------------------------
Subsidiaries have filed all material Tax returns required to have been filed and have paid all Taxes shown to be due and payable on such returns, including interest and penalties, and all other Taxes which are payable by such party, to the extent the same have become due and payable, other than Taxes with respect to which a failure to pay would not have a Material Adverse Effect or which are being contested in good faith as permitted by Section 8.6. All Tax liabilities
                                              -----------
of each of Borrower and its Subsidiaries including, without limitation, any proposed material Tax assessment against it or any of its Subsidiaries, are adequately provided for. Except as hereinafter disclosed in writing to Banks, no income Tax liability of Borrower or any of its Subsidiaries has been asserted by the Internal Revenue Service for Taxes in excess of those already paid.

      SECTION 7.8.  Ownership of Properties Generally.  Borrower and each of its
                    ---------------------------------
Subsidiaries have good and indefeasible fee simple or leasehold title to all material properties and assets purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in Section
                                                                      -------
7.4 (a)  and (b) and all assets which are used by Borrower and its Subsidiaries
--------     ---
in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Encumbrances.

      SECTION 7.9.  Mineral Interests.  Borrower has good and indefeasible title
                    -----------------
to all Mineral Interests described in the Reserve Report other than Immaterial Mineral Interests, free and clear of all Liens except Permitted Encumbrances. With the exception of Immaterial Mineral Interests, all such Mineral Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid.
Except with respect to Immaterial Mineral Interests, but without regard to any consent or non-consent provisions of any joint operating agreement covering any of Borrower's Proved Mineral Interests, Borrower's share of (a) the costs for each Proved Mineral Interest described in the Reserve Report is not greater than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the respective designations "working interests", "WI", "gross working interest", "GWI", or similar terms, and (b) production from, allocated to, or attributed to each such Proved Mineral Interest is not less than the decimal fraction set forth in the Reserve Report, before and after payout, as the case may be, and described therein by the designations net revenue interest, NRI, or similar terms. Except with respect to Immaterial Mineral Interests, each well drilled in respect of each Proved Producing Mineral Interest described in the Reserve Report (y) is capable of, and is presently, producing hydrocarbons in commercially profitable quantities, and Borrower is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Laws and no such well which is currently producing hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this Section 7.9, "Immaterial Mineral Interests"
                                 -----------
means Mineral Interests which, in the aggregate, do not represent more than five percent (5%) of the discounted present value of all Mineral Interests as set forth in the Reserve Report.

      SECTION 7.10.  Material Agreements.  Borrower and each of its Subsidiaries
                     -------------------
have complied in all material respects with all obligations required to be performed by them under all Material Agreements, except to the extent a failure to comply could not reasonably be expected to have a Material Adverse Effect. Borrower is not aware of any default by any other party to any Material Agreement.

      SECTION 7.11.  Licenses, Permits, Etc.  Borrower and each of its
                     ----------------------
Subsidiaries possess such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not have a Material Adverse Effect.

      SECTION 7.12.  Compliance with Law.  The business and operations of
                     -------------------
Borrower and its Subsidiaries have been and are being conducted in accordance with all applicable Laws other than violations of Laws which do not (either individually or collectively) have a Material Adverse Effect.

      SECTION 7.13.  Full Disclosure.  All information heretofore furnished by
                     ---------------
Borrower (or any other party on Borrower's behalf) to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by Borrower or in its behalf to Agent or any Bank will be, true, complete and accurate in every material respect or (to the extent disclosed) based on reasonable estimates on the date as of which such information is stated or certified. Borrower has disclosed to Banks in writing any and all facts (other than facts of general public knowledge) which might reasonably be expected to have a Material Adverse Effect.

      SECTION 7.14.  Corporate Structure.  Schedule 2 attached hereto contains a
                     -------------------   ----------
complete and accurate (as of the date hereof) (a) list of all Subsidiaries of Borrower, (b) description of the issued and outstanding capital stock of each Subsidiary, (c) list of all the record owners of such capital stock or other equity interests on the date hereof, and (d) list of each partnership or joint venture in which Borrower or any Subsidiary of Borrower is a partner or joint venturer; provided, that, Banks acknowledge that certain third party operators
          --------  ----
of Mineral Interests owned jointly by Borrower and other Persons prepare partnership Tax returns with respect to those properties and the joint ownership interests; provided, further, that, Mineral Interests owned by Borrower
           --------  -------  ----
representing no more than two percent (2%) of all Mineral Interests owned by Borrower (based on the discounted present values set forth in the Reserve Report) are subject to such reporting.

      SECTION 7.15.  Environmental Matters.  No real or personal property owned
                     ---------------------
or leased by Borrower or any Subsidiary of Borrower (including, without limitation, Mineral Interests owned by Borrower and its Subsidiaries) and no operations conducted thereon, and to Borrower's knowledge, no operations of any prior owner, lessee or operator of any such properties, is or has been in violation of any Applicable Environmental Law other than violations which neither individually or in the aggregate will have a Material Adverse Effect. Neither Borrower, any Subsidiary of Borrower, nor any such property or operation is the subject of any existing, pending or, to Borrower's knowledge, threatened action, suit, investigation, inquiry or proceeding with respect to Applicable Environmental Laws which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. All notices, permits, licenses, and similar authorizations, required to be obtained or filed in connection with the ownership or operation of each tract of real property and each item of personal property owned, leased or operated by Borrower or any of its Subsidiaries, including, without limitation, notices, licenses, permits and authorizations required in connection with any past or present treatment, storage, disposal, or release of hazardous substances, petroleum, or solid waste into the environment, have been duly obtained or filed except to the extent the failure to obtain or file such notices, licenses, permits and authorizations would not have a Material Adverse Effect. To Borrower's knowledge, all hazardous substances generated at each tract of real property and by each item of personal property owned, leased or operated by Borrower or any of its Subsidiaries have been transported, treated, and disposed of only by carriers maintaining valid permits under all Applicable Environmental Laws. There has been no release or threatened release of any quantity of any hazardous substances or petroleum on, to or from any real or personal property owned, leased, or operated by Borrower or any Subsidiary which was not in compliance with Applicable Environmental Laws other than releases which would not, individually or in the aggregate, have a Material Adverse Effect. Neither Borrower nor any Subsidiary of Borrower has any contingent liability in connection with any release or threatened release of any hazardous substance, petroleum, or solid waste into the environment which could reasonably be expected to have a Material Adverse Effect.

      SECTION 7.16.  Burdensome Obligations.  Neither Borrower, nor any
                     ----------------------
Subsidiary of Borrower, nor any of their respective properties is subject to any restriction under its certificate (or articles) of incorporation, bylaws or similar charter document or under any agreement or instrument to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower or any of their respective properties may be subject or bound, which is so unusual or burdensome as to be likely in the foreseeable future to have a Material Adverse Effect. Without limiting the foregoing, neither Borrower nor any of its Subsidiaries is a party to or bound by any agreement or subject to any order of any Governmental Authority which prohibits or restricts in any way the right of any Subsidiary of Borrower to make Distributions to Borrower

      SECTION 7.17.  Fiscal Year.  Borrower's fiscal year is January 1 through
                     -----------
December 31.

      SECTION 7.18.  No Default.  Neither a Default nor an Event of Default has
                     ----------
occurred or will exist after giving effect to the transactions contemplated by this Agreement.

      SECTION 7.19.  Government Regulation.  Neither Borrower nor any of its
                     ---------------------
Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act (as any of the preceding acts have been amended), the Investment Company Act of 1940 or any other Law which regulates the incurring by Borrower of Debt, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, stream, water or other public utility services.

      SECTION 7.20.  Insider.  Neither Borrower nor any of its Subsidiaries is,
                     -------
and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b) or regulations promulgated thereunder) of Borrower or any of its Subsidiaries is an "executive officer", "director" or "shareholder" of any Bank or any bank holding company of which any Bank is a Subsidiary or of any Subsidiary of such bank holding company.

      SECTION 7.21.  Gas Balancing Agreements and Advance Payment Contracts.  On
                     ------------------------------------------------------
the date of this Agreement, (a) the net gas imbalances to Borrower and its Subsidiaries (considered in the aggregate) under all Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Mineral Interest owned by Borrower or any of its Subsidiaries is bound, are not material, and (b) the aggregate amount of all Advance Payments received by Borrower or any of its Subsidiaries under Advance Payment Contracts which have not been satisfied by delivery of production is not material.

      SECTION 7.22.  Existing Credit Agreement.  As of the date hereof (or
                     -------------------------
immediately after the refinancing of the Existing Credit Agreement with the initial Borrowing hereunder), (a) there is no Debt outstanding under the Existing Credit Agreement, (b) there are no fees, including, without limitation, letter of credit fees, due or owing under or in connection with the Existing Credit Agreement or with respect to any letters of credit issued in connection therewith, and (c) the only letters of credit outstanding under and in connection with the Existing Credit Agreement are the Existing Letters of Credit, which are henceforth deemed to be Letters of Credit outstanding hereunder.


                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

      Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

      SECTION 8.1.  Information.  Borrower will deliver, or cause to be
                    -----------
delivered, to each Bank:

          (a) as soon as available and in any event within one hundred (100) days after the end of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower as of the end of such fiscal year and the related consolidated and consolidating statements of income and changes in financial position for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported by Borrower in accordance with GAAP and audited by a firm of independent public accountants of nationally recognized standing;

          (b) (i) as soon as available and in any event within fifty (50) days after the end of each of the first three (3) quarters of each fiscal year of Borrower, consolidated and consolidating balance sheets of Borrower as of the end of such quarter and the related consolidated and consolidating statements of income and changes in financial position for such quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year. All financial statements delivered pursuant to this Section 8.1(b) shall be certified as to fairness of presentation, GAAP and
     --------------
consistency by a Financial Officer of Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in Sections 8.1(a) and (b), a certificate of a Financial
                          ---------------     ---
Officer of Borrower in the form of Exhibit D attached hereto, (i) setting forth
                                   ---------
in reasonable detail the calculations required to establish whether Borrower was in compliance with the requirements of Article X on the date of such financial
                                       ---------
statements, (ii) stating whether there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto, and (iii) stating whether or not such financial statements fairly reflect the business and financial condition of Borrower and its Subsidiaries as of the date of such financial statements;

          (d) promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which Borrower shall have filed with the Securities and Exchange Commission; provided, that, Borrower must deliver, or cause to be delivered, any
            --------  ----
annual reports which Borrower shall have filed with the Securities and Exchange Commission, within one hundred (100) days after the end of each fiscal year of Borrower, and any quarterly reports which Borrower shall have filed with the Securities and Exchange Commission, within fifty (50) days after the end of each of the first three (3) quarters of each fiscal year of Borrower;

          (f) promptly upon request therefor by Agent, such title opinions and other information in Borrower's possession, control or direction regarding title to the Mineral Interests owned by Borrower or its Subsidiaries as are appropriate to determine the status thereof;

          (g) promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Applicable Environmental Law which might reasonably be expected to result in liability to Borrower or any Subsidiary of Borrower for fines, clean up or any other remediation obligations or any other liability in excess of $1,000,000 in the aggregate; (ii) release or threatened release of any toxic or hazardous waste, substance, or constituent, or other substance into the environment which release would impose on Borrower or any Subsidiary of Borrower to pay cleanup costs or to take remedial action under any Applicable Environmental Law which might reasonably be expected to result in liability to Borrower or any Subsidiary of Borrower for fines, clean up and other remediation obligations or any other liability in excess of $1,000,000 in the aggregate; or (iii) the existence of any Lien arising under any Applicable Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $1,000,000 in the aggregate. Without limiting the foregoing, Borrower shall provide to Agent, promptly upon request, copies of all environmental consultants or engineers reports received by Borrower or any Subsidiary of Borrower which reflect the existence of any circumstance or condition which would require delivery of a notice or other information to Banks pursuant to this Section 8.1(g);
                 --------------

          (h) In the event any notification is provided by Borrower to any Bank or Agent pursuant to Section 8.1(g) hereof or Agent or any Bank otherwise learns
                     --------------
of any event or condition under which any such notice would be required, then, upon request of Majority Banks, Borrower shall, within ninety (90) days of such request, cause to be furnished to each Bank a report by an environmental consulting firm acceptable to Agent and Banks, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to Agent and Banks) and detailing the findings, conclusions, and recommendations of such consultant. Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as all remediation or curative action recommended by any such environmental consultant;

          (i)  promptly (but in all events within three (3) Domestic Business
Days) after any Authorized Officer becomes aware of the occurrence of any Default, a certificate of an Authorized Officer setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

          (j)  promptly notify Banks of any Material Adverse Change; and

          (k) from time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as Agent, at the request of any Bank, may reasonably request.

      SECTION 8.2.  Business of Borrower.  The primary business of Borrower and
                    --------------------
its Subsidiaries on a consolidated basis is and will continue to be the acquisition, exploration for, development, production, transportation, processing and marketing of liquid or gaseous hydrocarbons and accompanying elements.

      SECTION 8.3.  Maintenance of Existence.  Borrower will maintain, and will
                    ------------------------
cause each Subsidiary of Borrower to maintain, at all times (a) its existence in its jurisdiction of incorporation or organization except to the extent any Subsidiary ceases to be in existence as a result of a merger or consolidation expressly permitted pursuant to Section 9.4, and (b) its good standing and
                                -----------
qualified to transact business in all jurisdictions where the failure to maintain good standing or qualification to transact business could have a Material Adverse Effect.

      SECTION 8.4.  Right of Inspection.  Borrower will permit, and will cause
                    -------------------
each Subsidiary of Borrower to permit, any officer, employee or agent of Agent or any Bank to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as Agent or any Bank may desire, all at the expense of Borrower; provided, that, prior to the occurrence of an Event of Default, neither Agent
--------  ----
nor any Bank will require Borrower or any of its Subsidiaries to incur any unreasonable expense as a result of the exercise by Agent or any Bank of its rights pursuant to this Section 8.4.
                        -----------

      SECTION 8.5.  Maintenance of Insurance.  Borrower will maintain or cause
                    ------------------------
to be maintained, and will cause each Subsidiary of Borrower to maintain or cause to be maintained (and will use its reasonable efforts to cause all operators of Mineral Interests owned by Borrower and any of its Subsidiaries to maintain or cause to be maintained) at all times, insurance covering such risks as are customarily carried by businesses similarly situated.

      SECTION 8.6.  Payment of Taxes and Claims.  Borrower will pay, and will
                    ---------------------------
cause each Subsidiary of Borrower to pay, (a) all Taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon, and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or might become a Lien (other than a Permitted Encumbrance) on any of its assets; provided, however, no payment of Taxes or claims shall be required
            --------  -------
if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and no material part of the property or assets of Borrower or any of its Subsidiaries are subject to levy or execution, (ii) Borrower as and to the extent required in accordance with GAAP, shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) to the extent the amount of the contested Taxes or claims are in excess of $1,000,000 (in the aggregate), Borrower has notified Agent of such circumstances, in detail satisfactory to Agent.

      SECTION 8.7.  Compliance with Laws and Documents.  Borrower will comply,
                    ----------------------------------
and will cause each Subsidiary of Borrower to comply, with all Laws, their respective certificates (or articles) of incorporation, bylaws and similar charter documents and all Material Agreements to which Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, might reasonably be expected to have a Material Adverse Effect.

      SECTION 8.8.  Operation of Properties and Equipment.  (a) Borrower will
                    -------------------------------------
maintain and operate, and will cause each Subsidiary of Borrower to maintain and operate, their respective Mineral Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Mineral Interests so long as such Mineral Interests are capable of producing hydrocarbons and accompanying elements in paying quantities.

          (b) Borrower will comply, and will cause each Subsidiary of Borrower to comply, in all respects with all contracts and agreements applicable to or relating to their respective Mineral Interests or the production and sale of hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply is not reasonably expected to have a Material Adverse Effect.

          (c) Borrower will maintain, preserve and keep, and will cause each Subsidiary of Borrower to maintain, preserve and keep, at all times, all operating equipment used with respect to their respective Mineral Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided, that, no item of operating
                                   --------  ----
equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

      SECTION 8.9.  Environmental Law Compliance.  Except to the extent a
                    ----------------------------
failure to comply would not have a Material Adverse Effect, Borrower will comply, and will cause each Subsidiary of Borrower to comply, with all Applicable Environmental Laws, including, without limitation, (a) all licensing, permitting, notification and similar requirements of Applicable Environmental Laws, and (b) all provisions of all Applicable Environmental Laws regarding storage, discharge, release, transportation, treatment and disposal of hazardous substances, petroleum, solid waste or other contaminants. Borrower will promptly pay and discharge when due, and will cause each Subsidiary of Borrower to promptly pay and discharge when due, all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Applicable Environmental Laws.

      SECTION 8.10.  ERISA Reporting Requirements.  Borrower shall furnish or
                     ----------------------------
cause to be furnished to Agent:

     (a) Promptly and in any event (i) within thirty (30) days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in section 4063(a) of ERISA with respect to any Plan of Borrower or any ERISA Affiliate has occurred, and (ii) within ten (10) days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Plan of Borrower or any ERISA Affiliate has occurred or a request for minimum funding waiver under section 412 of the Code with respect to any Plan of Borrower or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within five (5) Domestic Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within thirty (30) days after the receipt by Borrower of a request therefor by a Bank, copies of any annual and other report (including Schedule B thereto) with respect to a Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the Internal Revenue Service or the PBGC;

     (d) Promptly, and in any event within ten (10) Domestic Business Days after receipt thereof, a copy of any correspondence Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by section 4001(a)(10) of ERISA) of any Plan asserting withdrawal liability pursuant to section 4219 or 4202 of ERISA upon Borrower or any ERISA Affiliate, and a statement from a Financial Officer of Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

     (e) Notification within thirty (30) days of the effective date thereof of any material increases in the benefits of any existing Plan which is not a multiemployer plan (as defined in section 4001(a)(3) of ERISA), or the establishment of any new Plans, or the commencement of contributions to any Plan to which Borrower or any ERISA Affiliate was not previously contributing;

     (f) Notification within five (5) Domestic Business Days after Borrower or any ERISA Affiliate knows or has reason to know that Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of section 4041(c) of ERISA and a copy of such notice; and

     (g) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Plan, and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect on Borrower or any ERISA Affiliate.

      SECTION 8.11.  Additional Documents.  Borrower will cure promptly, and
                     --------------------
will cause each Subsidiary of Borrower to cure promptly, any defects in the creation and issuance of each Note, and the execution and delivery of this Agreement and the other Loan Papers and, at Borrower's expense, Borrower shall promptly and duly execute and deliver, and cause each Subsidiary of Borrower to promptly execute and deliver, to each Bank, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and each Subsidiary of Borrower in this Agreement and the other Loan Papers as may be reasonably necessary or appropriate in connection therewith.

      SECTION 8.12.  Subsidiary Guarantees.  At any time at which any Subsidiary
                     ---------------------
of Borrower is required to execute any Guarantee of the Subordinate Notes pursuant to Section 4.13 of the Subordinate Notes Indenture, Borrower will (a)
            ------------
cause such Subsidiary to execute and deliver to Banks a Subsidiary Guaranty, and
(b) deliver to Agent such (i) resolutions of the board of directors of such Subsidiary Guarantor, (ii) certificates of officers of such Subsidiary Guarantor, (iii) certificates of Governmental Authorities, and (iv) opinions of counsel, as Agent shall reasonably request to evidence the valid organization and existence of such Guarantor and the due authorization, execution, delivery and enforceability of such Subsidiary Guaranty and such other matters related to such Subsidiary and Subsidiary Guaranty as Agent shall request.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

      Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

      SECTION 9.1.  Incurrence of Debt.  Borrower will not incur, and Borrower
                    ------------------
will not permit any Subsidiary of Borrower to incur, any Debt other than (a) the Obligations, (b) Debt outstanding under the Subordinate Notes, (c) the Permitted Canadian Working Capital Facility, and (d) other Debt (including but not limited to capital leases) in the aggregate amount outstanding at any time not to exceed $5,000,000.

      SECTION 9.2.  Restrictions on Distributions.  Borrower will not directly
                    -----------------------------
or indirectly declare or make or incur any liability to make, and Borrower will not permit any Subsidiary of Borrower to directly or indirectly declare or make, or incur any liability to make, Distributions in any fiscal year in excess of the greater of (i) 80% of Borrower's Consolidated Net Income for such fiscal year, or (ii) $4,500,000. Notwithstanding the foregoing, any Subsidiary of Borrower may make Distributions to Borrower, and to any other Subsidiary of Borrower which is a Subsidiary Guarantor. Borrower will not enter into or become subject to, and Borrower will not permit any Subsidiary of Borrower to enter into or become subject to, any agreement or become subject to any order of any Governmental Authority which prohibits or restricts in any way the right of any of Borrower's Subsidiaries to make such Distributions.

      SECTION 9.3.  Negative Pledge.  Borrower will not create, assume or suffer
                    ---------------
to exist, and Borrower will not permit any Subsidiary of Borrower to create, assume or suffer to exist, any Lien on any asset of Borrower or any of its Subsidiaries other than Permitted Encumbrances. Borrower will not enter into or become subject to, and Borrower will not permit any Subsidiary of Borrower to enter into or become subject to, any agreement (other than this Agreement) that prohibits or otherwise restricts the right of Borrower or any of its Subsidiaries to create, assume or suffer to exist any Lien in favor of Agent or any Bank on any of Borrower's or any of its Subsidiaries' assets.

      SECTION 9.4.  Consolidations, Mergers.  Borrower will not consolidate or
                    -----------------------
merge with or into any Person, and Borrower will not permit any Subsidiary of Borrower to consolidate or merge with or into any other Person; provided, that,
                                                                --------  ----
so long as no Default or Event of Default exists or will result (a) Borrower may merge or consolidate with or into another Person so long as Borrower is the surviving corporation, (b) any wholly owned Subsidiary of Borrower may merge, consolidate, amalgamate or enter into a plan of arrangement with any other Person so long as a wholly owned Subsidiary of Borrower is the surviving or resulting corporation, and (c) any Subsidiary of Borrower which is not wholly owned may merge with any other Person so long as the surviving corporation remains a Subsidiary of Borrower after giving effect to such merger.

      SECTION 9.5.  Asset Dispositions.  Borrower will not sell, lease, abandon
                    ------------------
or otherwise transfer, and Borrower will not permit any Subsidiary of Borrower to sell, lease, abandon or otherwise transfer, Mineral Interests or any Related Assets during any fiscal year with an aggregate value greater than five percent (5%) of the value of such Mineral Interests and/or Related Assets as shown on the Reserve Report prepared as of the beginning of such fiscal year.

      SECTION 9.6.  Use of  Proceeds.  The proceeds of Borrowings will be used
                    ----------------
for general business purposes. None of such proceeds (including, without limitation, proceeds of Letters of Credit issued hereunder) will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, and none of such proceeds will be used in violation of applicable Law (including, without limitation, the Margin Regulations).

      SECTION 9.7.  Investments.  Except for Permitted Investments, Borrower
                    -----------
will not make any Investment, and Borrower will not permit any Subsidiary of Borrower to make any Investment.

      SECTION 9.8.  Transactions with Affiliates.  Borrower will not engage, and
                    ----------------------------
Borrower will not permit any Subsidiary of Borrower to engage, in any transaction with an Affiliate (other than with Borrower or a Subsidiary of Borrower) unless such transaction is at least as favorable to Borrower or such Subsidiary as could reasonably be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

      SECTION 9.9.  ERISA.  Borrower will not knowingly take action or fail to
                    -----
take action which would result in a material violation of ERISA, the Code or other Laws applicable to the Plans maintained by it or any ERISA Affiliate. Borrower shall not, without the prior written consent of Majority Banks, modify the term of, or the funding obligations under any existing Plan or establish a new Plan which could, in any case, reasonably result in liability of Borrower which could have a Material Adverse Effect.

     SECTION 9.10.  Hedge Transactions.  Borrower will not enter into, and
                    ------------------
Borrower will not permit any Subsidiary of Borrower to enter into (and neither Borrower nor any of its Subsidiaries are currently parties to), Hedge Transactions which cause the amount (including any notional amount) of hydrocarbons of a particular type with respect to which a settlement payment is calculated to exceed sixty-five percent (65%) of the product of (i) Borrower's and its Subsidiaries' Average Projected Daily Production of hydrocarbons of such type during the relevant calendar year, multiplied by (ii) the number of days in the period from the immediately preceding date on which a settlement payment was due (or the commencement of such Hedge Transaction if there is no prior settlement payment date) to the date such settlement payment is due.

      SECTION 9.11.  Fiscal Year.  Borrower shall not change its fiscal year.
                     -----------

      SECTION 9.12.  Capital Stock of Subsidiaries.  Borrower will not, and will
                     -----------------------------
not permit any of its Subsidiaries to, sell, assign, transfer or convey all or any part of the outstanding capital stock, partnership interests, limited liability company interests or other equity interests in any Subsidiary Guarantor to any Person other than Borrower or another Subsidiary Guarantor, and Borrower will not permit any Subsidiary Guarantor to issue or sell or enter into any agreement to issue or sell any of its capital stock, partnership interests, limited liability company interests or other equity interest or any option, warrant or other right to acquire its capital stock, partnership interests, limited liability company interests or other equity interest to any Person other than Borrower or another Subsidiary Guarantor.

     SECTION 9.13.  Covenants Regarding Subordinate Notes.  Borrower will not,
                    -------------------------------------
and will not permit any of its Subsidiaries to (a) repay, redeem, repurchase or create any defeasance trust for Debt outstanding under the Subordinate Notes prior to their stated maturity, or (b) make any payment in respect of the Subordinate Notes which is prohibited pursuant to the subordination provisions applicable thereto. Notwithstanding the foregoing, Borrower will not be prohibited, solely as a result of this Section 9.14, from (x) exchanging the
                                       ------------
Subordinate Notes for Borrower's common stock, (y) prepaying or redeeming the Subordinate Notes with the proceeds of a substantially simultaneous issue of new subordinate debt which (i) contains subordination provisions which are identical to the subordination provisions applicable to the Subordinate Notes, (ii) provides for no amortization of principal prior to maturity and provides for a final maturity no earlier than the maturity of the Subordinate Notes, (iii) bears interest at a rate (taking into account any original issue discount) no higher than the rate applicable to the Subordinate Notes, and (iv) is otherwise on terms not materially less favorable to Borrower and its Subsidiaries than the terms of the Subordinate Notes, or (z) making other prepayments or redemptions of the Subordinate Notes provided, that, (i) no Default exists at the time such
                         --------  ----
Subordinate Notes are called for redemption or prepayment or on the effective date of such redemption or prepayment, (ii) Borrower gives Agent and each Bank notice of any such proposed prepayments or redemption at least forty-five (45) days prior to the date any notice is delivered to any holder of Subordinate Notes (or the trustee under the Subordinate Notes Indenture) pursuant to which such Subordinate Notes are called for redemption or prepayment, (iii) upon receipt of such notice, Majority Banks shall be permitted to redetermine the Borrowing Base in connection with and prior to delivery of any such call for redemption or prepayment (in accordance with the procedures set forth in Article
                                                                         -------
III hereof but in addition to any redetermination of the Borrowing Base
---
contemplated by Section 3.2), and (iv)  no Borrowing Base Deficiency shall exist
                -----------
after giving effect to such redetermination. The Obligations constitute "Designated Senior Indebtedness" as such term is defined in the Subordinate

Notes Indenture. Borrower shall not designate any other indebtedness as Designated Senior Indebtedness. Borrower will not enter into any amendment or modification of the Senior Notes Indenture.


                                   ARTICLE X

                              FINANCIAL COVENANTS

      Borrower agrees that, so long as any Bank has any commitment to lend or participate in Letter of Credit Exposure hereunder or any amount payable under any Note remains unpaid or any Letter of Credit remains outstanding:

      SECTION 10.1.  Current Ratio of Borrower.  Borrower's ratio of
                     -------------------------
Consolidated Current Assets to Adjusted Consolidated Current Liabilities will not be less than 1.0 to 1.0 at any time.

      SECTION 10.2.  Ratio of Consolidated Funded Debt to Consolidated Total
                     -------------------------------------------------------
Capital of Borrower. Borrower's Consolidated Funded Debt will not exceed sixty-
-------------------
five percent (65%) of its Consolidated Total Capital at any time.

      SECTION 10.3.  Consolidated Interest Coverage Ratio.  Borrower will not
                     ------------------------------------
permit its Consolidated Interest Coverage Ratio (as defined in the Subordinate Notes Indenture) to be less than 2.5 to 1 as of the end of any fiscal quarter.


                                   ARTICLE XI

                                    DEFAULTS

      SECTION 11.1.  Events of Default.  If one or more of the following events
                     -----------------
(collectively "Events of Default" and individually an "Event of Default") shall
               -----------------                       ----------------
have occurred and be continuing:

          (a) Borrower shall fail to pay when due (i) any principal of or interest on any Note with respect to which Borrower is the maker, or (ii) any fees or any other amount payable by Borrower hereunder, and such failure shall continue for a period of five (5) days;

          (b) Borrower shall fail to observe or perform any covenant or agreement contained in Sections 8.1(a), (b), (c) or (e), 8.10, Article IX or
                       -------------------------    ---  ----  ----------
Article X of this Agreement;
---------

          (c) Borrower or any Subsidiary of Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or the other Loan Papers (other than those referenced in Sections 11.1(a) and (b)) and such
                                       ----------------     ---
failure continues for a period of thirty (30) days after written notice of such failure has been given to Borrower by Agent;

          (d) any representation, warranty, certification or statement made or deemed to have been made by Borrower in this Agreement or by Borrower, any Subsidiary of Borrower, or any other Person on behalf of Borrower or on behalf of any Subsidiary of Borrower in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made;

          (e) Borrower or any Subsidiary Guarantor shall fail to make any payment when due on any Debt of such Person in a principal amount equal to or greater than $2,500,000 or any other event or condition shall occur which (i) results in the acceleration of the maturity of any such Debt, or (ii) entitles the holder of such Debt to accelerate the maturity thereof;

          (f) Borrower or any Subsidiary Guarantor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (g) an involuntary case or other proceeding shall be commenced against Borrower or any Subsidiary Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Subsidiary Guarantor under the U.S. or Canadian federal bankruptcy Laws (including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Company's Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)) as now or hereafter in effect;

          (h) one (1) or more judgments or orders for the payment of money aggregating in excess of $2,500,000 shall be rendered against Borrower or any Subsidiary Guarantor and such judgment or order shall continue unsatisfied and unstayed for thirty (30) days;

          (i) with respect to any Plan of Borrower or any ERISA Affiliate: (i) Borrower or any ERISA Affiliate shall incur any accumulated funding deficiency, as defined in section 412 of the Code, in the aggregate in excess of $1,000,000, or request a funding waiver from the Internal Revenue Service for contributions to a Plan or Plans in the aggregate in excess of $1,000,000; (ii) Borrower or any ERISA Affiliate shall incur any withdrawal liability in the aggregate in excess of $1,000,000 as a result of a complete or partial withdrawal within the meaning of section 4203 or 4205 of ERISA; (iii) any ERISA Event occurs with respect to any Plan and the then current value of such Plan's benefit liabilities exceeds the then current value of such Plan's assets available for the payment of such benefit liabilities (determined on an ongoing Plan funding basis and not on a PBGC termination basis) by more than $1,000,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount);
(iv) any event occurs with respect to any Plan or Plans pursuant to which Borrower and/or any ERISA Affiliate incur a liability due and owing at the time of such event, without existing funding therefor, for benefit payments under such Plan or Plans in excess of $1,500,000; or (v) Borrower, any ERISA Affiliate, or any other "party-in-interest" or "disqualified person", as such terms are defined in section 3(14) of ERISA and section 4975(e)(2) of the

Code, shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to Borrower or any ERISA Affiliate in excess of $1,000,000 under section 409 or 502 of ERISA or section 4975 of the Code; or

          (j)  a Change of Control;

then, and in every such event, Agent shall without presentment, notice or demand (unless expressly provided for herein) of any kind (including, without limitation, notice of intention to accelerate and acceleration), all of which are hereby waived, (a) if requested by Majority Banks, terminate the Commitments and they shall thereupon terminate, and (b) if requested by Majority Banks, take such other actions as may be permitted by the Loan Papers including, declaring the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable; provided, that, in the case of
                                               --------  ----
any of the Events of Default specified in Sections 11.1(f) or (g) with respect
                                          ----------------    ---
to Borrower, without any notice to Borrower or any other act by Agent or Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable.


                                  ARTICLE XII

                                     AGENT

      SECTION 12.1.  Appointment, Powers, and Immunities.  Each Bank hereby
                     -----------------------------------
irrevocably appoints and authorizes Agent to act as its agent under this Agreement and the other Loan Papers with such powers and discretion as are specifically delegated to Agent by the terms of this Agreement and the other Loan Papers, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 12.5 and the
                                                            ------------
first sentence of Section 12.6 hereof shall include its Affiliates and its own
                  ------------
and its Affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Bank; (b) shall not be responsible to Banks for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Paper or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Paper, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Paper, or any other document referred to or provided for therein or for any failure by Borrower, any Subsidiary of Borrower or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by Borrower or any Subsidiary of Borrower or the satisfaction of any condition or to inspect the property (including the books and records) of Borrower or any Subsidiary of Borrower or any of its Subsidiaries or Affiliates;
(d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Paper; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Paper, except for its own gross negligence or willful misconduct. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 12.2.  Reliance by Agent.  Agent shall be entitled to rely upon any
                    -----------------
certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for Borrower or any Subsidiary of Borrower), independent accountants, and other experts selected by Agent. Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until Agent receives and accepts an Assignment and Acceptance Agreement executed in accordance with Section 13.10 hereof. As to any matters
                                      -------------
not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks, and such instructions shall be binding on Banks; provided, however, that Agent shall not be required
                           --------  -------
to take any action that exposes Agent to personal liability or that is contrary to any Loan Paper or applicable Law or unless it shall first be indemnified to its satisfaction by Banks against any and all liability and expense which may be incurred by it by reason of taking any such action.

      SECTION 12.3.  Defaults.  Agent shall not be deemed to have knowledge or
                     --------
notice of the occurrence of a Default or Event of Default unless Agent has received written notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice of the occurrence of a Default or Event of Default, Agent shall give prompt notice thereof to Banks. Agent shall (subject to Section 12.2 hereof) take such action with respect to such Default or Event
   ------------
of Default as shall reasonably be directed by Majority Banks; provided that,
                                                              -------- ----
unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of Banks.

      SECTION 12.4.  Rights as Bank.  With respect to its Commitment and the
                     --------------
Advances made by it, NationsBank (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any
Bank) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with Borrower or any of its Subsidiaries or Affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its Affiliates may accept fees and other consideration from Borrower or any of its Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Banks.

      SECTION 12.5.  Indemnification.  Banks agree to indemnify Agent (to the
                     ---------------
extent not reimbursed by Borrower or any Subsidiary of Borrower hereof, but without limiting the obligations of Borrower or any Subsidiary of Borrower to so reimburse) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Bank) in any way relating to or arising out of any Loan Paper or the transactions contemplated thereby or any action taken or omitted by Agent under any Loan Paper (including any of the foregoing arising from the negligence of Agent); provided that no Bank shall be liable for any of the
                      --------
foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Bank agrees to reimburse Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower hereunder, to the extent that Agent is not promptly reimbursed for such costs and expenses by Borrower. The agreements contained in this Section 12.5 shall
                                                           ------------
survive payment and performance in full of the Obligations and all other amounts payable under this Agreement.

      SECTION 12.6.  Non-Reliance on Agent and Other Banks.  Each Bank agrees
                     -------------------------------------
that it has, independently and without reliance on Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Papers. Except for notices, reports, and other documents and information expressly required to be furnished to Banks by Agent hereunder, Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition, or business of Borrower or any of its Subsidiaries or Affiliates that may come into the possession of Agent or any of its Affiliates.

      SECTION 12.7.  Resignation of Agent.  Agent may resign at any time by
                     --------------------
giving notice thereof to Banks and Borrower. Upon any such resignation, Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Banks, appoint a successor Agent which shall be a commercial bank organized under the Laws of the United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall continue in effect for its
                              -----------
benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.


                                  ARTICLE XIII

                                 MISCELLANEOUS

      SECTION 13.1.  Notices.  All notices, requests and other communications to
                     -------
any party hereunder shall be in writing (including bank wire, telecopy or similar writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for the purpose by notice to Agent and Borrower. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 13.1 and the appropriate answerback is
                                  ------------
received or receipt is otherwise confirmed, (b) if given by mail, three (3) Domestic Business Day after deposit in the mails with first class postage prepaid, addressed as aforesaid, or (c) if given by any other means, when delivered at the address specified in this Section 13.1; provided that, notices
                                           ------------  -------- ----
to Agent under Article II or VI shall not be effective until received.
               ----------    --

      SECTION 13.2.  No Waivers.  No failure or delay by Agent or any Bank in
                     ----------
exercising any right, power or privilege hereunder or under any Note or other Loan Paper shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law or in any of the other Loan Papers.

      SECTION 13.3.  Expenses; Indemnification.  (a) Borrower agrees to pay on
                     -------------------------
demand all costs and expenses of Agent in connection with the syndication, preparation, execution, delivery, modification, and amendment of this Agreement, the other Loan Papers, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for Agent (including the cost of internal counsel) with respect thereto and with respect to advising Agent as to its rights and responsibilities under the Loan Papers; provided that Agent agrees that in the case of the initial preparation of the Loan Papers and the initial closing of the transactions contemplated thereby, the costs and expenses Borrower is obligated to pay pursuant to this sentence shall be limited to the fees referred to in Section 2.10 and the fees
                                                     ------------
and expenses of counsel to Agent. Borrower further agrees to pay on demand all costs and expenses of Agent and Banks, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Papers and the other documents to be delivered hereunder.

     (b) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS AGENT AND EACH BANK AND EACH OF THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL
                                -----------------
CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOAN (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 13.3 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE
                  ------------
WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER, ITS DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST AGENT, ANY BANK, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, AGENTS, AND ADVISERS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN PAPERS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOAN.

     (c) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section
                                                                        -------
13.3 shall survive the payment in full of the Loan and all other amounts payable
----
under this Agreement.

      SECTION 13.4. Right of Set-off; Adjustments.  (a) Upon the occurrence and
                    -----------------------------
during the continuance of any Event of Default, each Bank (and each of its Affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank (or any of its Affiliates) to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether such Bank shall have made any demand under this Agreement or Note held by such and although such obligations may be unmatured. Each Bank agrees promptly to notify Borrower after any such set-off and application made by such Bank; provided, however, that the failure to give
                                   --------  -------
such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 13.4 are in addition to other rights and
                               ------------
remedies (including, without limitation, other rights of set-off) that such Bank may have.

     (b)  If any Bank (a "benefitted Bank") shall at any time receive any
                          ---------------
payment of all or part of the Advances owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Advances owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank's Advances owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each Bank; provided, however, that
                                                       --------  -------
if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower agrees that any Bank so purchasing a participation from a Bank pursuant to this Section 13.4 may, to the fullest extent permitted by Law,
                      ------------
exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of Borrower in the amount of such participation.

      SECTION 13.5.  Amendments and Waivers.  Any provision of this Agreement or
                     ----------------------
any other Loan Paper may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and Majority Banks (and, if
Article XII or the rights or duties of Agent are affected thereby, by Agent);
-----------
provided that no such amendment or waiver shall, unless signed by each Bank
--------
directly affected thereby, (i) increase the Commitments of Banks, (ii) reduce the principal of or rate of interest on any Advance or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Advance or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or of the unpaid principal amount of the Notes, or the number of Banks, which shall be required for Banks or any of them to take any action under this Section 13.5 or any other provision of this
                                   ------------
Agreement, or (v) release any guarantor (including, without limitation, any Subsidiary Guarantor) of the Obligations or all or substantially all of the collateral securing the Obligations.

      SECTION 13.6.  Survival.  All representations, warranties and covenants
                     --------
made by Borrower or any Subsidiary of Borrower herein or in any certificate or other instrument delivered by it or in its behalf under the Loan Papers shall be considered to have been relied upon by Banks and shall survive the delivery to Banks of such Loan Papers or the extension of the Loan (or any part thereof), and the issuance of Letters of Credit regardless of any investigation made by or on behalf of Banks. The provisions of Section 13.3 hereof shall survive payment
                                       ------------
in full of the Obligations and the termination of this Agreement.

      SECTION 13.7.  Limitation on Interest.  Regardless of any provision
                     ----------------------
contained in the Loan Papers, Banks shall never be entitled to receive, collect, or apply, as interest on the Loan, any amount in excess of the Maximum Lawful Rate, and in the event any Bank ever receives, collects or applies as interest any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the Loan is paid in full, any remaining excess shall promptly be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Banks shall, to the extent permitted under applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of the interest throughout the entire contemplated term of the Notes, so that the interest rate is the Maximum Lawful Rate throughout the entire term of the Notes; provided, however,
                                                             --------  -------
that, if the unpaid principal balance thereof is paid and performed in full
----
prior to the end of the full contemplated term thereof, and if the interest received for the actual appropriate period of existence thereof exceeds the Maximum Lawful Rate, Banks shall refund to Borrower the amount of such excess and, in such event, Banks shall not be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Lawful Rate.

      SECTION 13.8.  Invalid Provisions.  If any provision of the Loan Papers is
                     ------------------
held to be illegal, invalid, or unenforceable under present or future Laws effective during the term thereof, such provision shall be fully severable, the Loan Papers shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of the Loan Papers a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 13.9.  Waiver of Consumer Credit Laws.  Pursuant to Article
                     ------------------------------
15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Loan.

      SECTION 13.10.  Assignments and Participations.  (a)  Each Bank may assign
                      ------------------------------
to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Advances, its Note and its Commitment); provided, however, that
                                        --------  -------

          (i) each such assignment shall be to an Eligible Assignee;

          (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $10,000,000 or an integral multiple of $100,000 in excess thereof;

          (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and its Note; and

          (iv) the parties to such assignment shall execute and deliver to Agent for its acceptance an Assignment and Acceptance Agreement (herein so called) in the form of Exhibit E hereto, together with any Note subject to such assignment
            ---------
and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 13.10(a), the assignor,
                                                ----------------
Agent and Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the Laws of the United States of America or a state thereof, it shall deliver to Borrower and Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6(d).
                                                     --------------

     (b) Agent shall maintain at its address set forth on the signature pages hereto, a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of Banks and the Commitment of, and principal amount of the Loan owing to, each Bank from time to time (the "Register"). The entries in the Register shall be
                             --------
conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, Agent shall, if such Assignment and Acceptance Agreement has been completed and is in substantially the form of Exhibit E
                                                                 ---------
hereto, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Advances); provided, however, that (i) such
                                             --------  -------
Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off
                                             ---------
contained in Section 13.4, and (iv) Borrower shall continue to deal solely and
             ------------
directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of Borrower relating to its Advances and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Advances or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Advances or Note, or extending its Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Advances and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     (f) Any Bank may furnish any information concerning Borrower or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 13.17 hereof.
                              -------------

      SECTION 13.11.  TEXAS LAW.  THIS AGREEMENT AND EACH NOTE AND THE OTHER
                      ---------
LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

      SECTION 13.12.  Consent to Jurisdiction; Waiver of Immunities.  (a)
                      ----------------------------------------------
Borrower hereby irrevocably submits to the jurisdiction of any Texas State or Federal court sitting in the Northern District of Texas over any action or proceeding arising out of or relating to this Agreement or any other Loan Papers, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. As an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in
Section 13.1.  Borrower agrees that a final judgment on any such action or
------------
proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Law.

          (b) Nothing in this Section 13.12 shall affect any right of Banks to
                              -------------
serve legal process in any other manner permitted by Law or affect the right of any Bank to bring any action or proceeding against Borrower or its Subsidiaries or their properties in the courts of any other jurisdictions.

          (c) To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Papers.

      SECTION 13.13.  Counterparts; Effectiveness.  This Agreement may be signed
                      ---------------------------
in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Agent shall have received counterparts hereof signed by all of the parties hereto or, in the case of any Bank as to which an executed counterpart shall not have been received, Agent shall have received telegraphic or other written confirmation from such Bank of execution of a counterpart hereof by such Bank.

      SECTION 13.14.  No Third Party Beneficiaries.  It is expressly intended
                      ----------------------------
that there shall be no third party beneficiaries of the covenants, agreements, representations or warranties herein contained other than transferees or assignees of all or any part of any Bank's interest hereunder permitted pursuant to Section 13.10(b).
   ----------------

      SECTION 13.15.  COMPLETE AGREEMENT.  THIS AGREEMENT  AND THE OTHER LOAN
                      ------------------
PAPERS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG BANKS, AGENT AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BANKS, AGENT AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BANKS, AGENT AND BORROWER.

      SECTION 13.16. WAIVER OF JURY TRIAL.  BORROWER AND EACH BANK HEREBY
                     --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND FOR ANY COUNTERCLAIM THEREIN.

      SECTION 13.17. Confidentiality. Agent and each Bank (each, a "Lending
                     ---------------                                -------
Party") agrees to keep confidential any information furnished or made available
-----
to it by Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing
--------
such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any Law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper, and (i) subject to provisions substantially similar to those contained in this Section 13.17, to any actual or
                                                 -------------
proposed participant or assignee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the day and year first above written.

BORROWER:
--------

THE WISER OIL COMPANY,
a Delaware corporation

By:
    --------------------------------------------
     Lawrence J. Finn,
     Vice President and Chief Financial Officer

8115 Preston Road
Suite 400
Dallas, Texas 75225
Attn:  Lawrence J. Finn
Telecopy No.:  (214) 373-3610

BANKS:                                                 COMMITMENTS:
-----                                                  -----------

NATIONSBANK OF TEXAS, N.A.                              Commitment:
                                                        ----------

                                                        $90,000,000
  By:
     --------------------------------------------
     Dale Wilson,
     Vice President

Domestic Lending Office:

303 W. Wall Street
Midland, Texas 79701
Attn: Dale Wilson
Telecopy No.: (915) 685-2193

Eurodollar Lending Office:

901 Main Street, 64/th/ Floor
Dallas, Texas 75202
Attn: Dale Wilson
Telecopy No.: 214-508-1285



BANK OF MONTREAL                                        Commitment:
                                                        ----------

                                                        $60,000,000

By:
   --------------------------
Name:
   --------------------------
Title:
   --------------------------

Domestic Lending Office:

700 Louisiana, Suite 4400
Houston, Texas 77002
Attn: Anne Marie Goodwin
Telecopy No.: (713) 223-4007

Eurodollar Lending Office:

700 Louisiana, Suite 4400
Houston, Texas 77002
Attn: Anne Marie Goodwin
Telecopy No.: (713) 223-4007

AGENT:

NATIONSBANK OF TEXAS, N.A.


By:
   --------------------------
     Dale Wilson,
     Vice President

303 W. Wall Street
Midland, Texas 79701
Attn: Dale Wilson
Telecopy No.: (915) 685-2193

                                   EXHIBIT A

                              NOTICE OF BORROWING

     Reference is made to that certain Credit Agreement dated as of December 23, 1997, by and among The Wiser Oil Company, a Delaware corporation ("Borrower"),
                                                                   --------
certain Banks named therein ("Banks") and NationsBank of Texas, N.A. as agent
                              -----
for Banks (in such capacity, "Agent") (as same may be from time to time amended,
                              -----
the "Credit Agreement").  Terms which are defined in the Credit Agreement and
     ----------------
which are used but not defined herein are used herein with the meanings given them in the Credit Agreement.

     1. Pursuant to the terms of the Credit Agreement, Borrower hereby requests each Bank to fund such Bank's Commitment Percentage of a Borrowing to Borrower (the "Proposed Borrowing").
               ------------------

     2. In connection with the Proposed Borrowing, Borrower sets forth below the information required by Section 2.2 of the Credit Agreement (complete the applicable portions):

          (a) The Type of Rate applicable to the Proposed Borrowing is (check one):

               p Adjusted Eurodollar Rate. The applicable Interest Period is (check one):

                    p one (1) month
                    p two (2) months
                    p three (3) months
                    p six (6) months
               p Base Rate;

          (b) The Borrowing date of the Proposed Borrowing is
          __________________, ______; and

          (c) The amount of the Proposed Borrowing is $__________________.

     Borrower will use the proceeds hereby requested in compliance with the applicable provisions of the Credit Agreement.

     3. Borrower and the officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

          (b) To the best knowledge of the undersigned, unless such Borrowing is a Refunding Borrowing, the representations and warranties of Borrower set forth in the Credit Agreement and the other Loan Papers delivered to Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates;

          (c) To the best knowledge of the undersigned, unless such Borrowing is a Refunding Borrowing comprised of Base Rate Advances, there does not exist on the date hereof any condition or event which constitutes a Default, nor will any such Default exist upon Borrower's receipt and application of the proceeds requested hereby;

          (d) To the best knowledge of the undersigned, each of the conditions precedent to making the Proposed Borrowing contained in the Credit Agreement is satisfied in all material respects; and

          (e) After the making of the Advances requested hereby, the Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the making of such Advances.

     IN WITNESS WHEREOF, this instrument is executed as of _____________, _____.


                                         THE WISER OIL COMPANY,
                                         a Delaware corporation


                                         By:
                                            --------------------------
                                         Name:
                                            --------------------------
                                         Title:
                                            --------------------------

                                   EXHIBIT B

                          REQUEST FOR LETTER OF CREDIT

     Reference is made to that certain Credit Agreement dated as of December 23, 1997 by and among The Wiser Oil Company, a Delaware corporation ("Borrower"),
                                                                   --------
certain Banks named therein (the "Banks") and NationsBank of Texas, N.A. as
                                  -----
agent for Banks (in such capacity, "Agent") (as same may be from time to time
                                    -----
amended, the "Credit Agreement").  Terms which are defined in the Credit
              ----------------
Agreement and which are used but not defined herein are used herein with the meanings given them in the Credit Agreement.

     1. Pursuant to the terms of the Agreement, Borrower hereby requests _________________ ("Issuer") to issue a Letter of Credit for the account of
                    ------
Borrower as follows:

          Requested Amount                  $________________
          Requested Date of Issuance        _________________
          Requested Expiration Date         _________________
          Beneficiary                       _________________

Borrower will use the Letter of Credit solely for purposes permitted by the Credit Agreement.

     2. Borrower and the officer of Borrower signing this instrument hereby certify that:

          (a) Such officer is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto;

          (b) To the best knowledge of the undersigned, the representations and warranties of Borrower set forth in the Credit Agreement and the other Loan Papers delivered to Banks are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates. To the best knowledge of the undersigned, no Material Adverse Change has occurred since the date of the last financial reports delivered to Banks pursuant to Section 8.1 of the Credit Agreement;
                          -----------

          (c) To the best knowledge of the undersigned, there does not exist on the date hereof any condition or event which constitutes a Default, nor will any such Default exist upon the issuance of the Letter of Credit requested hereby.

          (d) To the best knowledge of the undersigned, each of the conditions precedent to the issuance of Letters of Credit contained in the Credit Agreement is satisfied in all material respects; and

          (e) After the issuance of the Letter of Credit requested hereby, Borrower's Outstanding Credit will not be in excess of the Borrowing Base on the date requested for the issuance of such Letter of Credit.

     IN WITNESS WHEREOF, this instrument is executed as of ________, ______.

                                    THE WISER OIL COMPANY,
                                    a Delaware corporation

                                    By:
                                       -----------------------------
                                    Name:
                                         ---------------------------
                                    Title:
                                          --------------------------

                                   EXHIBIT C

                                PROMISSORY NOTE

$__________                      Dallas, Texas                December 23, 1997


     FOR VALUED RECEIVED, the undersigned, The Wiser Oil Company, a Delaware corporation ("Maker"), hereby promises to pay to the order of [Name of Bank]
              -----                                            ------------
("Payee"), at the offices of NationsBank of Texas, N.A., as Agent (herein so
-------
called) for Payee and the other Banks hereinafter described, 901 Main St., 64th Floor, Dallas, Texas 75202, Dallas County, Texas, the principal sum of ____________________________ ($______________), or so much thereof as may be advanced and outstanding, together with interest, as hereinafter described.

     This Note has been executed and delivered pursuant to, and is subject to and governed by, the terms of that certain Credit Agreement (as hereafter renewed, extended, amended, or supplemented, the "Agreement") dated as of
                                                  ---------
December 23, 1997, among Maker, Agent, Payee, and the other Banks named therein and is one of the "Notes" referred to therein. Unless otherwise defined herein
                   -----
or unless the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

     Maker also promises to pay interest on the unpaid principal amount hereof in like money at the offices of Agent above referenced from the date hereof at the rates provided in the Agreement.

     Accrued interest shall be due and payable at the times and in the amounts set forth in Sections 2.6 and 4.2 of the Agreement. The principal balance of
             ------------     ---
the Loan evidenced by this Note shall be paid at the times and in the amounts required by Sections 2.7, 2.8, 3.3 and 4.2 of the Agreement. The entire
            ----------------------     ---
outstanding principal balance hereof and all accrued but unpaid interest therein shall be due and payable in full on the Termination Date.

     Upon and subject to the terms and conditions of the Agreement, Maker shall be entitled to prepay the principal of or interest on this Note from time to time and at any time, in whole or in part without premium or penalty.

     Upon the occurrence and during the continuance of an Event of Default, and upon the conditions stated in the Agreement, the holder hereof may, at its option, declare the entire unpaid principal of and accrued interest on this Note immediately due and payable (provided, that, upon the occurrence of certain
                             --------  ----
Events of Default, and upon the conditions stated in the Agreement, such acceleration shall be automatic), without notice (except as otherwise required by the Agreement), demand, or presentment, all of which are hereby waived, and the holder hereof shall have the right to offset against this Note any sum or sums owed by the holder hereof to Maker. All past-due principal of and, to the extent permitted by Law, accrued interest on this Note shall, at the option of the holder hereof, bear interest at the lesser of (a) the Maximum Lawful Rate, and (b) the Base Rate plus three percent (3%) until paid.

     Notwithstanding the foregoing, if at any time, any rate of interest calculated under Section 2.6(a) or (b) of the Agreement (the "Contract Rate")
                 --------------    ---                        -------------
exceeds the Maximum Lawful Rate, the rate of interest hereunder shall be limited to the Maximum Lawful Rate, but any subsequent reductions in the Contract

Rate shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued (including the amount of interest which would have accrued prior to the payment or prepayment of any portion of this Note) if the Contract Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued on this Note is less than the amount of interest which would have accrued if the Contract Rate had at all times been in effect with respect thereto, then at such time, to the extent such payment would not result in a violation of Law, the Maker shall be obligated to pay to the holder of this Note an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued if the Contract Rate had at all times been in effect, and (ii) the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note.

                              THE WISER OIL COMPANY,
                              a Delaware corporation



                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------

                              ADVANCES AND PAYMENT
                             TRANSACTIONS SCHEDULE

============================================================================================
                                 Interest Period   Amount of    Date of       Initials of
Date of     Type of    Amount    (if applicable)   Principal   Principal         Person
 Advance    Advance      of                         Payment     Payment     Making Notation
                      Advance

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                                     -3-

                                   EXHIBIT D

                             THE WISER OIL COMPANY

                        FINANCIAL OFFICER'S CERTIFICATE

     The undersigned, _________________ of The Wiser Oil Company, a Delaware corporation ("Borrower"), hereby (a) delivers this Certificate pursuant to
              --------
Section 8.1(c) of that certain Credit Agreement ("Credit Agreement") dated as of
--------------                                    ----------------
December 23, 1997, by and among Borrower, NationsBank of Texas, N.A. as Agent ("Agent"), and the financial institutions listed on the signature pages thereto,
-------
as Banks ("Banks"), and (b) certifies to Banks, with the knowledge and intent
           -----
that Banks may, without any independent investigation, rely fully on the matters herein in connection with the Credit Agreement, as follows:

     1.   Attached hereto as Exhibit A are the consolidated and consolidating
                             ---------
financial statements of Borrower and its Subsidiaries as of and for the fiscal p year p quarter (check one) ended _____________, ________.

     2. As of the date of such financial statements, Borrower's ratio of Consolidated Current Assets to Adjusted Consolidated Current Liabilities was ______ to 1.0, as evidenced by the following calculations:

     Consolidated Current Assets (per Credit Agreement)  $_______________


Consolidated Current Liabilities                         $_______________
Less: Long Term Debt          ($________________)

                         ----------------------------

Adjusted Consolidated Current Liabilities (per Credit Agreement)

                                                    $_______________

Consolidated Current Assets                         $_______________
------------------------------------------    =     ---------   =   ---------
Adjusted Consolidated Current Liabilities           $_______________      1.0

     3. As of the date of such financial statements, Borrower's Consolidated Funded Debt was _____% of Borrower's Consolidated Total Capital, as evidenced by the following calculations:

Consolidated Funded Debt                            $_______________

Consolidated Liabilities                 $________________
Plus: Consolidated Shareholders Equity  ($________________)

                         -----------------------------

Consolidated Total Capital                         $________________

Consolidated Funded Debt        $____
---------------------------  =  -----  =  -----    ________________%
Consolidated Total Capital      $____      1.0

     4. For the period of four (4) fiscal quarters ending on the date of such financial statements, Borrower's Consolidated Interest Coverage Ratio (as defined in the Subordinate Notes Indenture) was _________ to 1.

     5. Such financial statements have been prepared on a consistent basis in accordance with GAAP (except as otherwise noted therein) and fairly present, on a consolidated basis, the financial condition of Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein.

     6. As of the date of such financial statements, neither Borrower nor any of its Subsidiaries had any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of Borrower and its Subsidiaries on a consolidated basis as of that date, which are not reflected on such financial statements.

     7.   Unless otherwise disclosed on Exhibit B attached hereto and
                                        ---------
incorporated herein by reference for all purposes, neither a Default nor an Event of Default has occurred which is in existence on the date hereof; provided, that, for any Default or Event of Default disclosed on Exhibit B
--------  ----                                                   ---------
attached hereto, Borrower is taking or proposes to take the action to cure such Default or Event of Default set forth on Exhibit B.
                                         ---------

     Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given such terms in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has duly executed this Financial Officer's Certificate as of _______________________, ________.

                                    THE WISER OIL COMPANY,
                                    a Delaware corporation


                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Title:
                                           ---------------------------------

                                   Exhibit A
                                   ---------

              Consolidated and Consolidating Financial Statements
                                (to be attached)

                                   Exhibit B
                                   ---------

                     Disclosure of Defaults/Curative Action

                         (to be attached if applicable)

                                   EXHIBIT E

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

     Reference is made to the Credit Agreement dated as of December 23, 1997 (the "Credit Agreement") among The Wiser Oil Company, a Delaware corporation
      ----------------
("Borrower"), certain Banks as named and defined therein ("Banks") and
 ----------                                                 -----
NationsBank of Texas, N.A., as agent for Banks ("Agent"). Terms defined in the
                                                 -----
Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation or warranty except as expressly set forth herein, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Papers as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Papers. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Papers or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Papers or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Subsidiary of Borrower or the performance or observance by Borrower or any Subsidiary of Borrower of any of its obligations under the Loan Papers or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that Agent exchange such Note for new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and to the Assignor in an amount equal to the Commitment retained by the Assignor, if any, as specified on Schedule 1.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in

Section 8.1  thereof and such other documents and information as it has deemed
-----------
appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) attaches any U.S. Internal Revenue Service or other forms required under Section 5.6(d) of the Credit
                                              --------------
Agreement.

     4. Following the execution of this Assignment and Acceptance Agreement, it will be delivered to Agent for acceptance and recording by Agent. The effective date for this Assignment and Acceptance

Agreement (the "Effective Date") shall be the date of acceptance hereof by
               ----------------
Agent, unless otherwise specified on Schedule 1.

     5.   Upon such acceptance and recording by Agent, as of the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Bank thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

     6. Upon such acceptance and recording by Agent, from and after the Effective Date, Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas.

     8. This Assignment and Acceptance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance Agreement.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance Agreement to be executed by their duly Authorized Officers as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                      Assignment and Acceptance Agreement

Percentage interest assigned:                           ________%

Assignee's Commitment:                                  $_______
Aggregate outstanding principal amount
 of Loan assigned:                                      $_______

Principal amount of Note payable to Assignee:           $_______

Principal amount of Note payable to Assignor:           $_______

     Effective Date (if other than date
          of acceptance by Agent):                    *_______, 199__


                                [NAME OF ASSIGNOR], as Assignor

                                By:
                                    ----------------------------
                                Name:
                                      --------------------------
                                Title:
                                       -------------------------

                                Dated:         , 199___


                                [NAME OF ASSIGNEE], as Assignee

                                By:
                                    ----------------------------
                                Name:
                                      --------------------------
                                Title:
                                       -------------------------

                                Domestic Lending Office:


                                Eurodollar Lending Office:



* This date should be no earlier than five (5) Domestic Business Days after the delivery of this Assignment and Acceptance Agreement to Agent.

Accepted [and Approved] **
this ___ day of ___________, 199__

NATIONSBANK OF TEXAS, N.A., as Agent


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


[Approved this ____ day
of ____________, 199___

THE WISER OIL COMPANY


By:                                     ]**
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------



**Required if the Assignee is an Eligible Assignee solely by reason of clause
(iii) of the definition of "Eligible Assignee".

                                   EXHIBIT F

                          SUBORDINATE NOTES INDENTURE



                                [To be attached]

                                   SCHEDULE 1

                               LEGAL PROCEEDINGS

1.     Charles and Stanley Marcum v. The Wiser Oil Company, Clay Circuit Court,
       ---------------------------------------------------
       Civil Action No. 94-CI-357.

2.     Davidson v. The Wiser Oil Company, Leslie Circuit Court, Civil Action No.
       ---------------------------------
       91-CI-176.

3.     The Wiser Oil Company v. Sizemore, Clay Circuit Court, Civil Action No.
       ---------------------------------
       82-CI-102.

4.     The Wiser Oil Company v. Sizemore, Virgil, Knox Circuit Court, Civil
       -----------------------------------------
       Action No. 92-CI-281.

5.     The Wiser Oil Company v. Sizemore, Leslie Circuit Court, Civil Action No.
       ---------------------------------
       88-CI-063.

6.     The Wiser Oil Company v. Indigo Oil, Inc. and Jeffrey Brown, 193/rd/
       -----------------------------------------------------------
       Judicial District.

7.     Homer Matthew Smith v. The Wiser Oil Company, U.S. District Court Eastern
       --------------------------------------------
       District of Kentucky London Division, Civil Action No. 97-420.

                                   SCHEDULE 2

                              CORPORATE STRUCTURE

1. Borrower owns of record 100% of the issued and outstanding shares (975 shares) of the common stock of T.W.O.C., Inc., a Delaware corporation.

2. T.W.O.C. owns of record 100% of the issued and outstanding shares (1,000 shares) of the common stock of The Wiser Marketing Company, a Delaware corporation.

3. Borrower owns of record 100% of the issued and outstanding shares (1,000 shares) of the common stock of Wiser Oil Delaware, Inc., a Delaware corporation.

4. Borrower owns a ninety nine percent (99%) membership interest and Wiser Oil Delaware, Inc. owns a one percent (1%) membership interest in Wiser Delaware LLC, a Delaware limited liability company.

5. Wiser Delaware LLC owns of record ninety nine percent (99 shares) and Wiser Oil Delaware, Inc. owns of record one percent (1 share) of the issued and outstanding shares (100 shares) of common stock of The Wiser Oil Company of Canada, a Nova Scotia unlimited liability company.

                                   SCHEDULE 3

                         LETTERS OF CREDIT OUTSTANDING

L/C Number    Issue Date    Amount           Beneficiary          Maturity Date
------------  ----------  ----------  --------------------------  -------------

L916100          9/30/96  $10,000.00  Bureau of Land Management        10/22/98
L916110          9/30/96  $10,000.00  State Oil & Gas Comm. N.M.       10/18/98
L916120          9/30/96  $ 7,500.00  State of Tennessee               10/18/98